UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Waters Corporation

(Name of registrant as specified in its charter)

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2019

Waters Proxy Statement

Waters

THE SCIENCE OF WHAT'S POSSIBLE.™

April 4, 2019

Dear Stockholder:

On behalf of the Board of Directors of Waters Corporation (“Waters” or the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 14, 2019 at 9:00 a.m., local time.

The notice of Meeting, the Proxy Statement and proxy card from Waters are enclosed. You may also read the notice of Meeting, the Proxy Statement and the Waters Annual Report (“Annual Report”) on the Internet at http://www.proxydocs.com/wat.

Waters has adopted the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our annual meeting. On April 4, 2019, we mailed to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote by Internet. The Notice contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

The matters scheduled to be considered at the Meeting are (i) to elect directors to serve for the ensuing year and until their successors are elected, (ii) to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, (iii) to approve, by non-binding vote, executive compensation, and (iv) to consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof. These matters are more fully explained in the Proxy Statement that you are encouraged to read in its entirety.

The Company’s Board of Directors values and encourages stockholder participation at the Meeting. It is important that your shares be represented, whether or not you plan to attend the Meeting. Please take a moment to vote on the Internet, by telephone, or, if you receive a paper copy of the Proxy Statement and Annual Report, by signing, dating and returning your proxy card in the envelope provided even if you plan to attend the Meeting.

We hope you will be able to attend the Meeting.

Sincerely,

Christopher J. O’Connell Chairman and Chief Executive Officer

WATERS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, May 14, 2019

Time:	9:00 a.m., local time

Place:	Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757

Record Date:	March 20, 2019. Only Waters stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the annual meeting.

Items of Business:	1. To elect directors to serve for the ensuing year and until their successors are elected;

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

3. To approve, by non-binding vote, executive compensation;

4. To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

Voting:

Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting in person, we urge you to vote as promptly as possible by telephone or Internet or by signing, dating and returning a printed proxy card or voting instruction form, as applicable. If you attend the annual meeting in person, you may vote your shares during the annual meeting even if you previously voted your proxy. Please vote as soon as possible to ensure that your shares will be represented and counted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders

To be Held on May 14, 2019:

The Proxy Statement, Annual Report and the means to vote by Internet are available at

http://www.proxydocs.com/wat.

By order of the Board of Directors

Mark T. Beaudouin
Senior Vice President
General Counsel and Secretary

Milford, Massachusetts April 4, 2019

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

This summary contains highlights about our Company and the upcoming 2019 Annual Meeting of Stockholders, or “Annual Meeting”. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement before voting.

2019 Annual Meeting of Stockholders

Date:	Tuesday, May 14, 2019

Time:	9:00 a.m., local time

Place:	Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757

Record Date:	March 20, 2019

Mail Date:	We intend to mail the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about April 4, 2019 to our stockholders.

Voting Matters and Board Recommendations
Matter		Our Board Recommendation

Proposal 1:	Election of 10 Nominees to the Board of Directors	FOR each Director Nominee

Proposal 2:	Ratification of Selection of Independent Registered Public Accountants	FOR

Proposal 3:	Non-Binding Vote to Approve Our Executive Compensation	FOR

PROXY STATEMENT SUMMARY

PROPOSAL 1: ELECTION OF 10 NOMINEES TO THE BOARD OF DIRECTORS

Nominee	Age	Director Since	Independent	Financial Expert	Audit	Compensation	Finance	Nominating and Corporate Governance	Science and Technology Committee

Christopher J. O’Connell	52	2015	No

Linda Baddour	60	2018	Yes	✓	M

Michael J. Berendt, Ph.D.	70	1998	Yes	✓	M				M

Edward Conard	62	1994	Yes			M	C

Laurie H. Glimcher, M.D.	67	1998	Yes					M	C

Gary E. Hendrickson	62	2018	Yes			M

Christopher A. Kuebler	65	2006	Yes	✓	M	C

Flemming Ornskov, M.D., M.P.H.	61	2017	Yes			M		M	M

JoAnn A. Reed	63	2006	Yes	✓	C		M

Thomas P. Salice	59	1994	Yes				M	C

C — Chair    M — Member

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a leading global analytical instrument provider.

Skills and Experience

7 Experienced Current and Former CEO’s

6 Directors with Scientific Research and/or Healthcare Experience

4 Directors with Financial Expertise within the meaning of the SEC rules and within the meaning of New York Stock Exchange rules

In assessing candidates for Director, the Nominating and Corporate Governance Committee considers their diversity of experience, skills and background in the context of the overall composition of the Board. Our Board is currently comprised of Directors with extensive industry experience and with a broad set of skills critical to providing us with strategic and operational oversight. In addition, our Board is comprised of individuals with a diversity of backgrounds. For example, of our current Directors, seven have served as a chief executive officer, three are women, six have had careers in industries that are relevant to our business, three have technical backgrounds in science and technology, four are experts in finance and capital allocation, two have accounting backgrounds, and two have served as a chief financial officer.

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Proxy Access	90%	LEAD	6	7

For Director Nominations	Independent Directors	Independent Director	Scientific Research and/or Healthcare Experience	Current and Former CEOs

✓ Proxy Access

Based on stockholder feedback, we adopted a proxy access bylaw that permits a stockholder who has, or a group of up to 20 stockholders who have, owned at least 3% of the Company’s outstanding common stock for at least three years to nominate and include in the Company’s proxy materials the greater of two individuals or up to 20% of the number of directors then serving, provided that the nominating stockholder or stockholder group and the nominees satisfy the requirements specified in the Bylaws.

✓ Majority Voting Standard

Our Bylaws provide for a majority voting standard for uncontested director elections.

✓ Independent Board and Committees

9 of our 10 director nominees (all directors except our Chief Executive Officer), and all members of the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee and Science and Technology Committee are independent.

✓ Engaged in Strategy

Our Board is engaged in advising and overseeing the Company’s strategy and strategic priorities.

✓ Director Qualifications and Evaluations

All Directors meet the candidate qualifications in our Board of Directors Guidelines for Director Qualifications and Evaluations included in this proxy statement.

✓ Lead Independent Director

The independent members of our Board elected Thomas P. Salice as our lead independent director. We have active participation by all directors, including the 9 independent director nominees.

✓ Regular Executive Sessions of Independent Directors

Our independent directors meet privately on a regular basis. Our lead independent director presides at such meetings.

✓ Stock Ownership Requirements

We have robust stock ownership requirements for our directors and officers.

✓ Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board, candidates qualified for membership, and to review the Company’s Corporate Governance framework providing advice and recommendations on corporate governance matters.

✓ Enterprise Risk Management

We have an Enterprise Risk Management framework to identify, assess, manage, report and monitor enterprise risk and areas that may affect our ability to achieve our objectives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE 10 NAMED NOMINEES

PROXY STATEMENT SUMMARY

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

•	The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accountants for the fiscal year ending December 31, 2019.

•	PwC has served as our independent registered public accounting firm since the Company’s inception in 1994.

•

Each year, the Audit Committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accountants.

•	Based on this evaluation, the Audit Committee believes that the continued retention of PwC is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: NON-BINDING VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the stockholders of Waters are entitled to cast an advisory vote at the Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on Waters or the Board. Stockholders have elected to conduct this vote annually.

Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing and evaluating the Company’s executive compensation program and making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis, the Summary Compensation Table and the other tables following the Summary Compensation Table, the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice and sound compensation governance principles, and with a focus on short- and long-term performance-based and variable compensation.

Please refer to the “Compensation Discussion and Analysis” for a full description of our executive compensation practices and programs.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, in the Summary Compensation Table and subsequent tables, is approved.”

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote, is required for approval, on an advisory basis, of this Proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal. Abstentions will have the effect of a vote against this Proposal. Broker non-votes will have no effect on this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION.

PROXY STATEMENT SUMMARY

PROPOSAL 4 - OTHER BUSINESS

The Board does not know of any other business to be presented at the Meeting. If any other matters properly come before the Meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

PROXY STATEMENT

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Waters Corporation (“Waters” or the “Company”), in connection with the Board’s solicitation of proxies (each a “Proxy” and, collectively, “Proxies”), for use at the 2019 Annual Meeting of Stockholders (the “Meeting”) to be held on May 14, 2019 at 9:00 a.m., local time, at the Company’s headquarters located at 34 Maple Street, Milford, Massachusetts 01757. Solicitation of Proxies, which is being made by the Board, may be made through officers and regular employees of the Company by telephone or by oral communications with stockholders following the original solicitation. No additional compensation will be paid to officers or regular employees for such Proxy solicitation. The Company has retained Alliance Advisors, LLC to conduct a broker solicitation for a fee of $9,000, plus reasonable out-of-pocket expenses. Expenses incurred in connection with the solicitation of Proxies will be borne by the Company.

VOTING MATTERS

The representation in person or by Proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share, entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if a stockholder is present in person, has voted via the Internet or by telephone, or is represented by a properly signed Proxy. Each stockholder’s vote is very important. Whether or not you plan to attend the Meeting in person, please vote over the Internet or by telephone or sign and promptly return the Proxy card, which requires no additional postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

Shares represented by Proxy will be voted in accordance with your instructions. You may specify how you want your shares to be voted by voting on the Internet, by telephone, or by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying how you want your shares to be voted, your shares will be voted as recommended by the Board, or as the individuals named as Proxy holders deem advisable on all other matters as may properly come before the Meeting. The Proxy will be voted at the Meeting if the signer of the Proxy was a stockholder of record on March 20, 2019 (the “Record Date”).

Any stockholder voting by Proxy has the power to revoke the Proxy prior to its exercise either by voting by ballot at the Meeting, by executing a later-dated Proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company at 34 Maple Street, Milford, Massachusetts 01757 before the Meeting begins.

Representatives of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, are expected to be present at the Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

As of the Record Date, there were 70,757,377 shares of common stock outstanding and entitled to vote at the Meeting. Each outstanding share of common stock is entitled to one vote. There are no cumulative voting rights. This Proxy Statement and form of Proxy is first being made available to the stockholders of record on or about April 4, 2019. A list of the stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for ten days prior to the Meeting at the Company’s headquarters for proper purposes relating to the Meeting.

PROXY STATEMENT

VOTING

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting in person. Stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail using a paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it saves the Company significant postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Refer to your Notice, or the email you received for electronic delivery of the Proxy Statement for further instructions on voting.

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL
http://www.proxypush.com/wat	866-307-0858	Mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope.

24 hours a day/7 days a week	Toll-free 24 hours a day/7 days a week

Use the Internet to vote your Proxy. Have your proxy card in hand when you access the website.	Use any touch-tone telephone to vote your Proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Proxy Statement and Annual Report at http://www.proxydocs.com/wat.

ELECTRONIC DELIVERY OF WATERS STOCKHOLDER COMMUNICATIONS

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission (“SEC”) rules, Waters is making this Proxy Statement and its Annual Report available to its stockholders electronically via the Internet. On April 4, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote by Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report electronically or to receive a printed version in the mail. The Notice also instructs you on how you may submit your proxy over the Internet or in person at the Meeting.

Important Notice Regarding Availability of Proxy Materials:

The Proxy Statement and Annual Report are available at http://www.proxydocs.com/wat.

Whether or not you expect to attend the Meeting in person, we urge you to vote your shares by phone, via the Internet, or, if you receive a paper copy of the Proxy Statement and Annual Report, by signing, dating, and returning the proxy card by mail at your earliest convenience. This will ensure the presence of a quorum at the Meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the Meeting if you want to do so, as your vote by proxy is revocable at your option.

MATTERS TO BE ACTED UPON

MATTERS TO BE ACTED UPON

  PROPOSAL 1 - ELECTION OF DIRECTORS

Ten members of the Board (the “Directors”) are to be elected at the Meeting, each to hold office until his or her successor is elected and qualified or until his or her earlier resignation, death or removal. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for the nominees set forth below unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

The following information pertains to the nominees, their ages, principal occupations and other public directorships for at least the last five years, and information regarding their specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a Director of the Company in light of the Company’s business and structure.

Nominee	Age	Director Since	Independent	Financial Expert	Audit	Compensation	Finance	Nominating and Corporate Governance	Science and Technology Committee

Christopher J. O’Connell	52	2015	No

Linda Baddour	60	2018	Yes	✓	M

Michael J. Berendt, Ph.D.	70	1998	Yes	✓	M				M

Edward Conard	62	1994	Yes			M	C

Laurie H. Glimcher, M.D.	67	1998	Yes					M	C

Gary E. Hendrickson	62	2018	Yes			M

Christopher A. Kuebler	65	2006	Yes	✓	M	C

Flemming Ornskov, M.D., M.P.H.	61	2017	Yes			M		M	M

JoAnn A. Reed	63	2006	Yes	✓	C		M

Thomas P. Salice	59	1994	Yes				M	C

C — Chair    M — Member

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a leading global analytical instrument provider.

Skills and Experience

7 Experienced Current and Former CEO’s

6 Directors with Scientific Research and/or Healthcare Experience

4 Directors with Financial Expertise within the meaning of the SEC rules and within the meaning of New York Stock Exchange rules

MATTERS TO BE ACTED UPON

Director Skills, Experience and Background

Waters is the world’s leading manufacturer of specialty measurement tools, and primarily designs, manufactures, sells and services instruments that are used by life science, pharmaceutical, biochemical, industrial, nutritional safety, environmental, academic and governmental customers working in research and development, quality assurance and other laboratory applications. As we discuss below under “Directors Meetings and Board Committees”, the Nominating and Corporate Governance Committee, together with the Board, is responsible for assessing the appropriate skills, experience and background that we seek in Board members in the context of our business and the existing composition of the Board. Our Board is currently comprised of Directors with extensive industry experience and with a broad set of skills critical to providing us with strategic and operational oversight. In addition, our board is comprised of individuals with a diversity of backgrounds. For example, of our current Directors, seven have served as a chief executive officer, three are women, six have had careers in industries that are relevant to our business, three have technical backgrounds in science and technology, four are experts in finance and capital allocation, two have accounting backgrounds, and two have served as a chief financial officer.

Christopher J. O’Connell

Experience:

Mr. O’Connell, 52, has served as a Chairman of the Board and Chief Executive Officer since January 2018. From September 2015 to January 2018, he served as President, Chief Executive Officer and a Director of the Company. From August 2009 to August 2015, Mr. O’Connell served as Executive Vice President and President of the Restorative Therapies Group of Medtronic plc. From 1994 to August 2009, Mr. O’Connell served in the following positions at Medtronic plc: Senior Vice President and President of Medtronic Diabetes, President of Medtronic Physio-Control, Vice President of Sales and Marketing for the Cardiac Rhythm Management business, Vice President/General Manager of the Patient Management business, Vice President of Corporate Strategy, Director of Investor Relations and Corporate Development Associate.

Qualifications:

Mr. O’Connell has over 24 years of progressive leadership positions. Prior to Waters, he provided overall strategic direction and operational management of the Medtronic’s Restorative Therapies Group’s five divisions, as well as led the integration of the Group’s activities within the overall strategy of the corporation.

Waters Committee Memberships:	None

Other Current Public Company Boards:	None

Former Public Company Directorships Held in the Past Five Years:	None

Linda Baddour

Experience:

Ms. Baddour, 60, has served as a Director of the Company since September 2018. From June 2007 to September 2018, Ms. Baddour served as Executive Vice President and Chief Financial Officer of PRA Health Sciences. From May 2002 to May 2007, she was the Chief Financial Officer and Accounting Officer and from 1997 to April 2007 she was the Chief Accounting Officer at Pharmaceutical Product Development, Inc. From 1995 to 1997, Ms. Baddour was the Corporate Controller at Pharmaceutical Product Development, Inc. From 1980 to 1995, she served as Controller of Cooperative Bank for Savings Inc.

MATTERS TO BE ACTED UPON

Qualifications:	Ms. Baddour’s extensive experience as a senior financial executive provides the Waters Board with significant accounting, finance and health care industry expertise.

Waters Committee Memberships:	Audit Committee

Other Current Public Company Boards:	None

Former Public Company Directorships Held in the Past Five Years:	None

Michael J. Berendt, Ph.D.

Experience:

Dr. Berendt, 70, has served as a Director of the Company since March 1998. Since December 2016, Dr. Berendt has been a life sciences industry consultant. From November 2013 to November 2016, Dr. Berendt was the Chief Executive Officer and Chief Scientist of Telesta Therapeutics. From July 2011 to November 2013, Dr. Berendt was a life sciences industry consultant. From March 2006 to July 2011, Dr. Berendt served as the President and Chief Executive Officer of Aegera Therapeutics Inc. From August 2004 to December 2005, Dr. Berendt served as Managing Director of Research Corporation Technologies, Inc. From November 2000 to August 2004, Dr. Berendt served as Managing Director of AEA Investors LP. Dr. Berendt also worked for 18 years, from 1982 to 2000, in the pharmaceutical industry where he served in a number of senior management positions including Senior Vice President of Research for the Pharmaceutical Division of Bayer Corporation, and a Group Director of Drug Discovery at Pfizer, Inc.

Qualifications:

Dr. Berendt’s experience in the pharmaceutical industry both from a management and a scientific perspective provides unique technical insight to the Waters Board. In addition, Dr. Berendt’s years of experience as a Chief Executive Officer and as a senior financial executive, affords the Waters Board the benefit of his financial and business strategy skills.

Waters Committee Memberships:	Audit Committee Science and Technology Committee

Other Current Public Company Boards:	None

Former Public Company Directorships Held in the Past Five Years:	None

Edward Conard

Experience:

Mr. Conard, 62, has served as a Director of the Company since August 1994. He has been an independent director and investor since January 2008. Mr. Conard was a Managing Director of Bain Capital, LLC from March 1993 to December 2007. Mr. Conard was previously a Director of Wasserstein Perella & Co., Inc., an investment banking firm that specializes in mergers and acquisitions, and a Vice President of Bain & Company heading up the firm’s operations practice area.

MATTERS TO BE ACTED UPON

Qualifications:

Mr. Conard’s years of experience as a director and a managing director of two large investment firms affords the Waters Board the benefit of his considerable financial, accounting and business strategy skills.

Waters Committee Memberships:	Compensation Committee Finance Committee (Chair)

Other Current Public Company Boards:	None

Former Public Company Directorships Held in the Past Five Years:	None

Laurie H. Glimcher, M.D.

Experience:

Dr. Glimcher, 67, has served as a Director of the Company since January 1998. Dr. Glimcher is the President and Chief Executive Officer of the Dana-Farber Cancer Institute, the Principal Investigator and Director of the Dana-Farber/Harvard Cancer Center and the Richard and Susan Smith Professor of Medicine, Harvard Medical School. From January 2012 to June 2016, Dr. Glimcher served as the Stephen and Suzanne Weiss Dean of the Weill Cornell Medical College and Provost for Medical Affairs of Cornell University. From 1991 through 2011, Dr. Glimcher served as the Irene Heinz Given Professor of Immunology at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School.

Qualifications:

As a physician, scientist and professor, Dr. Glimcher brings a diversity of technical skills and experience to the Waters Board. She is a Fellow of the American Academy of Arts and Sciences and a member of the National Academy of Sciences and the Institutes of Medicine of the National Academy of Sciences.

Waters Committee Memberships:	Nominating and Corporate Governance Committee Science and Technology Committee (Chair)

Other Current Public Company Boards:	GlaxoSmithKline plc

Former Public Company Directorships Held in the Past Five Years:	Bristol-Myers Squibb Company

Gary E. Hendrickson

Experience:

Mr. Hendrickson, 62, has served as a Director of the Company since September 2018. He has been an independent director and investor since June 2017. From June 2011 to June 2017, he served as the Chief Executive Officer of The Valspar Corporation; and from June 2012 to June 2017, he also served as the Chairman; and from February 2008 to June 2017, he also served as the President. From February 2001 to June 2008, Mr. Hendrickson served in the following positions of The Valspar Corporation: Chief Operating Officer, Group Vice President of Global Wood Coatings, Senior Vice President of Architectural, Global Wood Coatings and Federal Business Units and Corporate Vice President and President of Asia Pacific.

MATTERS TO BE ACTED UPON

Qualifications:	Mr. Hendrickson’s years of experience as a President, Chief Executive Officer and Chairman affords the Waters Board the benefit of his considerable financial, accounting and business strategy skills.

Waters Committee Memberships:	Compensation Committee

Other Current Public Company Boards:	Polaris Industries Inc.

Former Public Company Directorships Held in the Past Five Years:	The Valspar Corporation

Christopher A. Kuebler

Experience:

Mr. Kuebler, 65, has served as a Director of the Company since May 2006. He has been an independent director and investor since 2006. He served as Chairman and Chief Executive Officer of Covance Inc. and its predecessor companies from November 1994 to December 2004 and as Chairman during 2005. Prior to joining Covance, Inc., Mr. Kuebler spent nearly 20 years in the pharmaceutical industry at Abbott Laboratories, Squibb, Inc. and the Monsanto Company.

Qualifications:

With 30 years of experience in the pharmaceutical and pharmaceutical service industries, including 10 years as Chairman and Chief Executive Officer of Covance Inc., Mr. Kuebler brings an experienced management perspective to the Waters Board, as well as the expertise in the oversight of financial accounting and business strategy.

Waters Committee Memberships:	Audit Committee Compensation Committee (Chair)

Other Current Public Company Boards:	None

Former Public Company Directorships Held in the Past Five Years:	Nektar Therapeutics

Flemming Ornskov, M.D., M.P.H.

Experience:

Dr. Ornskov, 61, has served as a Director of the Company since June 2017. From January 8, 2019 to March 31, 2019, Dr. Ornskov served as an advisor to the CEO of Takeda Pharmaceutical Company Ltd. He served as the Chief Executive Officer Designate, as well as Board Member of Shire Plc from January 2, 2013, and as Chief Executive Officer from April 30, 2013 to January 8, 2019. From 2010 to 2012, he served as the Chief Marketing Officer and Global Head of Strategic Marketing for General & Specialty Medicine at Bayer AG. From 2008 to 2010, he served as Global President of Pharmaceuticals and OTC at Bausch & Lomb, Inc. From 2006 to 2008, he also served as the Chairman and later as President and Chief Executive Officer of Life-Cycle Pharma A/S. From 2005 to 2006, he served as President and Chief Executive Officer of Ikaria, Inc. In his pharmaceutical career, he had roles of increasing responsibility at Merck & Co. Inc. and Novartis AG.

MATTERS TO BE ACTED UPON

Qualifications:

Dr. Ornskov brings both operational and medical knowledge along with an extensive international, strategic and operational experience in the pharmaceutical sector both at senior leadership and board levels.

Waters Committee Memberships:	Compensation Committee Nominating and Corporate Governance Committee Science and Technology Committee

Other Current Public Company Boards:	Recordati S.p.A.

Former Public Company Directorships Held in the Past Five Years:	Shire plc

JoAnn A. Reed

Experience:

Ms. Reed, 63, has served as a Director of the Company since May 2006. Ms. Reed has been a health care services consultant since 2009. From April 2008 to April 2009, she was an advisor to the Chief Executive Officer of Medco Health Solutions, Inc. From 2002 to March 2008, Ms. Reed served as Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc. From 1992 to 2002, she served as Senior Vice President, Finance of Medco Health Solutions, Inc. She joined Medco Containment Services, Inc. in 1988. Her prior experience includes employment with CBS, Inc., Aetna/American Re-insurance Co., Standard and Poor’s Financial Services LLC, and Unisys/Timeplex.

Qualifications:	Ms. Reed’s extensive experience as a senior financial executive provides the Waters Board with significant accounting, finance and health care industry expertise.

Waters Committee Memberships:	Audit Committee (Chair) Finance Committee

Other Current Public Company Boards:	American Tower Corporation Mallinckrodt PLC

Former Public Company Directorships Held in the Past Five Years:	None

Thomas P. Salice

Experience:

Mr. Salice, 59, has served as a Director of the Company since July 1994. Mr. Salice is a co-founder and managing member of SFW Capital Partners, LLC, a private equity firm. He has served as a Managing Member of SFW Capital Partners, LLC since January 2005. From June 1989 to December 2004, Mr. Salice served in a variety of capacities with AEA Investors, Inc., including Managing Director, President and Chief Executive Officer and Vice-Chairman. Mr. Salice is Director of several privately held companies: Filtec and Gerson Lehrman Group, Inc.

Qualifications:

With more than 20 years of experience in the private equity business, Mr. Salice brings to the Waters Board in-depth experience in strategic planning, finance, capital structure and mergers and acquisitions.

MATTERS TO BE ACTED UPON

Waters Committee Memberships:	Finance Committee Nominating and Corporate Governance Committee (Chair)

Other Current Public Company Boards:	Mettler-Toledo International, Inc.

Former Public Company Directorships Held in the Past Five Years:	None

Required Vote and Recommendation of the Board of Directors

With respect to the election of Directors of the Company, a nominee for director shall be elected to the Board by a majority vote (i.e., the votes cast for such nominee must exceed the votes cast against such nominee), except that Directors will be elected by plurality vote at any meeting of stockholders for which the number of nominees exceeds the number of directors to be elected (a contested election). If an incumbent director fails to be re-elected by a majority vote when such a vote is required and offers to resign, and if that resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If an incumbent director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board. “Abstentions” and shares with respect to which a broker or representative does not vote on a particular matter because it does not have discretionary voting authority on that matter (so-called “broker non-votes”) are counted as present for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be treated as shares cast with respect to any nominee and therefore will not have an effect on the determination of whether a nominee has been elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR SET FORTH ABOVE

PROPOSAL 2 -	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, or PwC, an independent registered public accounting firm, to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2019. In accordance with a vote of the Audit Committee and as approved by the Board, this selection is being presented to the stockholders for ratification at the Meeting.

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present at the Meeting in person or represented by Proxy and entitled to vote is required to approve the proposal. Abstentions will be counted as present for the purpose of determining whether a quorum is present and will be treated as shares present and entitled to vote and therefore will have the effect of a vote against the proposal. Ratification by stockholders is not required. Brokerage firms may vote to ratify the appointment of PwC as it is a “discretionary” or “routine” item. If this Proposal 2 is not approved by the stockholders, the Audit Committee does not intend to change the appointment for fiscal year 2019, but will consider the stockholder vote in selecting an independent registered public accounting firm for fiscal year 2020.

MATTERS TO BE ACTED UPON

Fees

The aggregate fees for the fiscal years ended December 31, 2018 and December 31, 2017 billed by PwC were as follows:

	2018	2017

Audit Fees	$4,549,845	$4,530,846

Audit-Related Fees	142,728	21,004

Tax-Related Fees

Tax Compliance	392,620	569,003

Tax Planning	916,196	291,479

Total Tax-Related Fees	1,308,816	860,482

All Other Fees	-0-	-0-

Total	$6,001,389	$5,412,332

Audit Fees — consists of fees for the audit of the Company’s annual financial statements, statutory audits, review of the interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees — consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, acquisition-related services, attest services not required by statute or regulation, and accounting consultations and reviews for various matters.

Tax-Related Fees — consists of fees for tax compliance and planning services. Tax compliance fees include fees for professional services related to international tax compliance and preparation. Tax planning fees consist primarily of fees including but not limited to, the impact of acquisitions, restructurings and changes in regulations.

All Other Fees — consists of fees for all permissible services other than those reported above.

The Audit Committee pre-approved 100% of the services listed under the preceding captions “Audit Fees,” “Audit-Related Fees,” “Tax-Related Fees” and “All Other Fees.” The Audit Committee’s pre-approval policies and procedures are more fully described in its report set forth in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

MATTERS TO BE ACTED UPON

  PROPOSAL 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

2018 Performance Highlights and Connection to our Executive Compensation Program

The chart below illustrates how Waters emphasizes key performance metrics in our executive compensation program and how these metrics align with our business priorities and performance.

Key Business Priorities	Compensation Design	Performance Results and Corresponding Compensation

Organic revenue growth

Alignment with the Company’s strategy to drive organic revenue growth, through the use of a non-GAAP constant currency revenue growth metric under our annual incentive plan, the Management Incentive Plan. This metric had a weight of 25% in 2018.

2018 Non-GAAP constant currency revenue grew 3.7% to $2,394,418 which was over Waters’ threshold of 3.3% constant currency revenue growth.

Operating leverage and earnings growth

Operating leverage and earnings growth is reinforced with a non-GAAP operating income growth threshold goal and a challenging non-GAAP earnings per share (“EPS”) growth performance goal under the Management Incentive Plan. This non-GAAP EPS metric had a weight of 75% in 2018 and achievement of a threshold level of the non-GAAP operating income goal was required for any payout to be made under the Management Incentive Plan.

2018 non-GAAP operating income grew 6.4% over the prior year, exceeding the operating income threshold of 3% growth over the prior year.

Non-GAAP earnings per share grew 12.8% over the prior year, which exceeded Waters’ target of 10% non-GAAP EPS growth.

Sustainable stockholder value creation

Alignment with the long-term interests of our stockholders is achieved through our annual performance-based long-term incentive (“LTI”) equity program, which includes stock options that vest over a five-year period and performance-based restricted stock units (“PSUs”) that are earned and vest over a three-year performance period and are based on relative total shareholder return (“TSR”). Beginning with the annual grant of PSUs made in 2017, the Company implemented a post-vesting holding requirement of two years for the CEO and one year for other executive officers.

For the three-, five- and ten-year periods ending on December 31, 2018, Waters stock yielded a 40%, 89% and 415% return on $100 investment made on December 31, 2015, December 31, 2013 or December 31, 2008, respectively.

Listening to our Stockholders

Our stockholders have favorable views of many of the aspects of our executive compensation program, including our emphasis on performance-based components of compensation and the strength of our performance goals. Our stockholders, however, did provide constructive feedback to the Company in certain areas of our executive compensation program. Key changes made to our executive compensation program in response to stockholder feedback include:

•	PSUs were incorporated into our LTI grants in 2017

•	Post-vesting holding periods were implemented for PSU awards

•	Annual LTI grants have been re-oriented around the market median

•	All excise tax gross-up provisions were eliminated from agreements with our named executive officers

MATTERS TO BE ACTED UPON

Compensation Governance and Pay Practices

Waters maintains strong pay and governance practices as outlined below. A full description of these policies and practices can be found in the discussion below under the respective headings in the section entitled “Elements of Executive Compensation.”

What We Do	What We Don’t Do

• Robust director and executive officer stock ownership guidelines	• No executive perquisites or supplemental benefits

• Compensation recoupment policy for cash incentive awards	• No new or legacy excise tax gross-up provisions

• Market-competitive executive compensation levels	• No option repricing without stockholder consent

• Annual compensation risk assessment	• No ad-hoc discretionary or guaranteed annual bonus payments for named executive officers

• Anti-hedging policy

• Independent compensation consultant

• Double trigger for accelerated equity vesting upon a change of control

• Post-vesting holding periods for PSU awards

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the stockholders of Waters are entitled to cast a non-binding vote at the Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on Waters or the Board. Stockholders have elected to conduct this vote annually.

Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing and evaluating the Company’s executive compensation program and making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis, the Summary Compensation Table and the other tables following the Summary Compensation Table, the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice and sound compensation governance principles, and with a focus on short- and long-term performance-based compensation.

Please refer to the “Compensation Discussion and Analysis” for a full description of our executive compensation practices and programs.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, in the Summary Compensation Table and subsequent tables, is approved.”

MATTERS TO BE ACTED UPON

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by Proxy and entitled to vote, is required for approval, on an advisory basis, of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION.

  PROPOSAL 4 - OTHER BUSINESS

The Board does not know of any other business to be presented at the Meeting. If any other matters properly come before the Meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

CORPORATE GOVERNANCE

  CORPORATE GOVERNANCE

Board of Directors Highlights

At Waters, we are dedicated to maintaining the highest standards of business integrity. Over nearly 60 years we’ve built a valuable reputation for integrity and continually take steps to reinforce that commitment. We believe that adherence to sound principles of corporate governance is essential to protecting Waters’ reputation, assets, investor confidence, and customer loyalty.

Our Corporate Governance Guidelines can be found on our website at www.waters.com and are available in print upon written request to the Company’s Secretary at our headquarters at 34 Maple Street, Milford, Massachusetts 01757. The Board’s corporate governance practices include the following:

✓    Proxy Access

The Amended and Restated Bylaws of Waters Corporation, or Bylaws, permit proxy access for director nominations. Eligible stockholders with an ownership threshold of 3% who have held their shares for at least 3 years and who otherwise meet the requirements set forth in our Bylaws may have their nominees (the greater of 20% or two nominees) included in our proxy materials. Up to 20 eligible stockholders may aggregate their holdings to reach the 3% ownership threshold.

✓    Majority Approval Required for Director Elections

If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board will adhere to the director resignation process as provided in our Bylaws.

✓    Independent Board and Committees

9 of our 10 director nominees (all directors except our Chief Executive Officer), and all members of the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee and Science and Technology Committee are independent.

✓    Engaged in Strategy

Our Board is engaged in advising and overseeing the Company’s strategy and strategic priorities.

✓    Director Qualifications and Evaluations

All Directors meet the candidate qualifications in our Board of Directors Guidelines for Director

Qualifications and Evaluations included in this proxy statement.

✓    Lead Independent Director

The independent members of the Board elect a lead independent director on an annual basis. The lead independent director has specific responsibilities and authorities as discussed below. Thomas P. Salice currently serves as our lead independent director.

✓    Regular Executive Sessions of Independent Directors

Our independent directors meet privately on a regular basis. Our lead independent director presides at such meetings.

✓    Stock Ownership Requirements

We have robust stock ownership requirements for our directors and officers.

✓    Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board, candidates qualified for membership, and to review the company’s Corporate Governance framework providing advice and recommendations on corporate governance matters.

✓    Enterprise Risk Management

We have an Enterprise Risk Management framework to identify, assess, manage, report and monitor enterprise risk and areas that may affect our ability to achieve our objectives.

Board of Directors Corporate Governance

Annual Evaluation

During 2018, the Nominating and Corporate Governance Committee of the Board conducted its annual evaluation of the Board and each of its committees. The evaluation, in the form of a questionnaire, was circulated to all members of the Board and each committee in November 2018. The Company’s General Counsel received all of the questionnaires, compiled the results and circulated them to the Board and each committee for discussion and analysis during January 2019. It is the intention of the Nominating and Corporate Governance Committee to continue to engage in this process annually.

CORPORATE GOVERNANCE

Related Party Transactions Policy

The Board has adopted a written Related Party Transactions Policy, which covers “Interested Transactions” between a “Related Party” or parties and the Company. An Interested Transaction is a transaction or arrangement in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year and in which the Company and/or any Related Party may have an interest. A Related Party includes an executive officer, director or nominee for election as a director of the Company, any holder of more than a 5% beneficial ownership interest in the Company, any immediate family member of any of the foregoing or any firm, corporation or entity in which any of the foregoing persons is employed or is a general partner or principal or in which such person or persons collectively have a 10% or greater beneficial ownership interest.

Pursuant to the policy, the General Counsel is responsible for identifying potential Interested Transactions and determining whether a proposed transaction is an Interested Transaction and accordingly, reportable to the Nominating and Corporate Governance Committee for consideration at its next regularly scheduled meeting. The Nominating and Corporate Governance Committee will review the material facts of all Interested Transactions and report its recommendations to the Board which will either approve or disapprove the Interested Transaction. There were no Interested Transactions during the year ended December 31, 2018.

The Nominating and Corporate Governance Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved or ratified (as applicable) by the Board under the terms of the policy. These are: (a) the employment and compensation arrangements of named executive officers (as defined below) required to be reported in the Company’s Proxy Statement; (b) Director compensation required to be reported in the Company’s Proxy Statement; (c) ordinary course charitable contributions periodically reviewed by the Compensation Committee of the Board; and (d) ordinary course business transactions conducted on an “arm’s length” basis with GlaxoSmithKline plc (of which Dr. Glimcher is a director) or Polaris (of which Mr. Hendrickson is a director).

Stock Ownership Guidelines

Increasingly, stockholders of public companies are focusing on the amount of equity ownership by directors and officers of the companies in which they invest. In order to more closely align their interests with those of the Company’s stockholders, the Company has minimum stock ownership guidelines for our executive officers and non-employee Directors. These guidelines require the accumulation by anyone who holds the Chief Executive Officer position of common stock equal to five times his or her base salary over a three-year period and the accumulation by our other executive officers of common stock equal to two times their base salary over a five-year. Based on the advice of Pearl Meyer, the Company’s independent compensation consultant, to align with current market practices, in December 2018 the Board updated the stock ownership guidelines for non-employee Directors to change the required ownership threshold from a minimum of 5,000 shares of common stock to a minimum of five times the annual cash Board retainer, which is required to be accumulated over a five-year period for new Directors.

If a named executive officer or Director shall become non-compliant with the guidelines, he or she will have a period of twelve months to regain compliance with the guidelines. If, after such twelve-month period, the named executive officer or Director remains non-compliant, then, 50% of the net after-tax profit from any subsequent stock option exercise must be retained in shares of common stock until compliance with the guidelines is achieved. Exceptions to these stock ownership guidelines may be considered by the Nominating and Corporate Governance Committee. For purposes of these guidelines, in addition to any direct ownership of shares of common stock by a named executive officer or Director, any shares of restricted stock and vested “in-the-money” stock options granted by the Company to such executives or Directors apply toward the satisfaction of the guidelines. The ownership guidelines have been met by all of our Directors except for Dr. Flemming Ornskov, Ms. Linda Baddour and Mr. Gary Hendrickson who, as new directors, are all in their initial compliance period. All named executive officers have met the ownership guideline except for Ms. Buck, who has until 2022 and Messrs. Carson and Kim who have until 2023 to meet the ownership guideline.

CORPORATE GOVERNANCE

Board Leadership Structure

As stated in the Company’s Corporate Governance guidelines, the Board has no set policy with respect to the separation of the offices of Chairman and Chief Executive Officer. Douglas A. Berthiaume served as both Chairman of the Board and Chief Executive Officer from 1996 until September 2015, at which time Christopher J. O’Connell became President and Chief Executive Officer. Following Mr. O’Connell’s appointment, the offices of Chairman and Chief Executive Officer were separated. Effective January 1, 2018, Mr. O’Connell became Chairman of the Board and the offices were combined. The Board of Directors believes that combining the offices of Chairman of the Board and Chief Executive Officer has served the Company well in fostering strong and consistent leadership. The Lead Independent Director facilitates an appropriate balance between such leadership and independent and effective oversight of the Company’s business by the Board.

Since 2004, Thomas P. Salice, an independent director, has served as the Board’s “Lead Independent Director”. In that capacity, he has presided over executive sessions of the non-employee Directors of the Board and provided a focal point for and facilitated communication among non-employee Directors, Company management and Company stockholders.

Majority Voting

The Company’s bylaws provide for majority voting for Directors in uncontested elections. A further description of the Company’s majority voting provisions can be found under “Proposal 1. Election of Directors” herein.

Guidelines and Code of Conduct

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics for employees, executive officers and Directors and a “whistleblower” policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company’s website at http://www.waters.com under the caption “Corporate Governance” and copies may be obtained, without charge, upon written request to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

Policy Against Hedging

In 2013, the Board adopted a policy prohibiting Directors, officers and certain key employees from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset any decrease in market value of equity securities of the Company. This prohibition does not apply to any bona fide pledge of equity securities of the Company not made for the purpose of hedging.

Board Candidates

Selection of Candidates

With respect to potential candidates to serve on the Board, the Nominating and Corporate Governance Committee considers suggestions from a variety of sources, including stockholders. Any nominations of candidates, together with appropriate biographical information, should be submitted in accordance with the Company’s bylaws to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

The Nominating and Corporate Governance Committee believes that candidates for service as a Director of the Company should meet certain minimum qualifications. In selecting Directors, the Board seeks individuals who are highly accomplished in their respective fields, with superior educational and professional credentials. Candidates should satisfy the Company’s independence criteria, which are part of its Corporate Governance Guidelines and summarized below and the applicable listing standards of the New York Stock Exchange. In assessing candidates for Director, the Nominating and Corporate Governance Committee will consider their skills, experience and diversity in the context of the overall composition of the Board.

The Company has a process for identifying and selecting candidates for Board membership. Initially, the Chairman, the Chief Executive Officer, the Nominating and Corporate Governance Committee or other Board members identify a need to either expand the Board with a new member possessing certain specific characteristics or to fill a vacancy on the Board. A search is then undertaken by the Nominating and Corporate Governance Committee, working with recommendations and input from Board members, members of senior management, professional contacts, external advisors, nominations

CORPORATE GOVERNANCE

by stockholders and/or the retention of a professional search firm, if necessary. An initial slate of candidates is identified that will satisfy the criteria for Board membership and is presented to the Nominating and Corporate Governance Committee for review. Upon review by the Nominating and Corporate Governance Committee, a series of interviews of one or more candidates is conducted by the Chairman, Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee. During this process, the full Board is informally apprised of the status of the search and its input is solicited.

Upon identification of a final candidate, the entire Nominating and Corporate Governance Committee will meet to consider the credentials of the candidate and thereafter, if approved, will submit the candidate for approval by the full Board.

Diversity

As noted above, in assessing candidates for Director, the Nominating and Corporate Governance Committee considers their diversity of experience, skills and background in the context of the overall composition of the Board. Our Board is currently comprised of Directors with extensive industry experience and with a broad set of skills critical to providing us with strategic and operational oversight. In addition, our board is comprised of individuals with a diversity of backgrounds. For example, of our current Directors, seven have served as a chief executive officer, three are women, six have had careers in industries that are relevant to our business, three have technical backgrounds in science and technology, four are experts in finance and capital allocation, three have accounting backgrounds, and two have served as a chief financial officer.

Proxy Access

In 2017, the Board adopted a proxy access bylaw provision that allows eligible stockholders or groups of up to 20 stockholders who have held at least 3% of our common stock continuously for three years to nominate up to two individuals or 20% of the Board, whichever is greater, for election at our annual stockholder meeting, and to have those individuals included in our proxy materials for that meeting. The adoption of this bylaw followed months of outreach to our largest stockholders, who together hold more than half of our outstanding common stock, as well as consultation with the proponent of the non-binding stockholder proposal that was approved by our Stockholders at our 2017 Annual Meeting of Stockholders. The parameters of our proxy access bylaw reflect our consideration of the input of the stockholders who responded to our outreach initiatives regarding the features of proxy access that will best align the Company’s interests with those of our stockholders, as well our review of prevailing market practice. On this basis we believe that the proxy access bylaw adopted by the Board strikes an appropriate balance between providing meaningful proxy access for our stockholders and limiting the potential for abuse.

Board/Director Independence

The Company’s Corporate Governance Guidelines include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. Our Categorical Standards of Independence are also available on the website www.waters.com under the caption “Corporate Governance”. The criteria, summarized below, are consistent with the New York Stock Exchange listing standards regarding director independence. To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with the Company. A director will not be considered independent if he or she, or an immediate family member has been, within the last three years:

•	an executive officer of the Company;

•	a current partner or employee of an internal or external auditor of the Company or a partner or employee of an internal or external auditor of the Company who personally worked on the Company’s audit;

•	an executive officer of a public company that was on the compensation committee of its board;

•

a paid advisor or consultant to the Company receiving in excess of $100,000 per year in direct compensation from the Company (other than fees for service as a director) within the past three years or has an immediate family member who has been a paid advisor or consultant to the Company; and

•

an employee (or in the case of an immediate family member, an executive officer) of a company that does business with the Company and the annual payments to or from the Company exceeded the greater of $1 million or 2% of the other company’s annual gross revenues.

CORPORATE GOVERNANCE

In addition, a director will not be considered independent if he or she, or an immediate family member, has been an executive officer of a tax-exempt entity that receives contributions in any fiscal year from the Company exceeding the greater of $1 million or 2% of its gross revenues. A director also will not be considered independent if he or she has an immediate family member who is a current employee of an internal or external auditor of the Company who participates in such firm’s audit, assurance or tax compliance practice.

The Board has determined that each Director, other than Mr. O’Connell, the Company’s current Chairman and Chief Executive Officer, has no material relationship with the Company and otherwise qualifies as “independent” under these criteria and the applicable listing standards of the New York Stock Exchange.

Stockholder and Board Communications

With respect to communications with the Board on general matters, Stockholders and interested parties may communicate directly with the Lead Independent Director or with the non-employee Directors as a group by writing to Waters Corporation, c/o Secretary, 34 Maple Street, Milford, Massachusetts 01757. Any such communication should include the name and return address of the stockholder, the specific Director or Directors to whom the contact is addressed and the nature or subject matter of the contact. All communications will be sent directly to the appropriate Board member.

Risk Oversight

Board’s Role in Risk Oversight Generally

Included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 are the risk factors affecting the Company which are periodically reviewed by the Board and the Audit Committee and updated or expanded as warranted. The Board is responsible for overseeing the management and operations of the Company, including its risk assessment and risk management functions. The Board has delegated responsibility to reviewing the Company’s policy with respect to risk assessment and management to the Audit Committee.

Additionally, the Company has an Enterprise Risk Management framework under the oversight of the Vice President, Internal Audit and Chief

Compliance Officer. This program seeks to identify risks, develop and implement risk mitigation plans and monitor the results affecting the Company’s business and operations on an ongoing basis. Management of the Company actively participates in this program and briefs the Audit Committee on the strategic, operational, compliance and financial risks affecting the Company and efforts undertaken to mitigate them. The Compensation Committee has responsibility for oversight of risk related to compensation matters as more fully described below.

Compensation-Related Risk

The Compensation Committee conducted a review to determine if any compensation plans and practices would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed various components of the Company’s compensation plans, including their size, scope and design. The Compensation Committee also reviewed whether the compensation plans promote unnecessary risk-taking and the policies in place to mitigate risk associated with these plans. The review included an assessment of design features that could encourage excessive risk-taking and the potential magnitude of such risks, including design features such as a short-term oriented pay mix, overly aggressive goal setting and over-weighting of annual incentives. Several features of the Company’s Management Incentive Plan mitigate compensation-related risk including the use of payout caps, a clear link between payouts under the plan and the Company’s financial performance, and Compensation Committee oversight in determining payouts under the plan. The policies that exist to mitigate compensation-related risk include, among others, (1) the Company’s Recoupment Policy; (2) stock ownership guidelines for executive officers; (3) a five-year vesting period for stock options; (4) a maximum payout cap for PSUs; (5) a prohibition on hedging; (6) post-vesting holding period for PSUs; and (7) independent oversight of compensation programs by the Compensation Committee, with input from an independent compensation consultant. Based on this review, the Compensation Committee and the Company do not believe that there are any compensation-related risks arising from the Company’s compensation plans that would have a material adverse effect on the Company.

CORPORATE GOVERNANCE

Role of Compensation Consultant, Compensation Committee and Management in Decision-Making

The Compensation Committee engaged Pearl Meyer as its outside independent compensation consultant during fiscal year 2018. Pearl Meyer participates in Compensation Committee meetings and executive sessions and advises the Compensation Committee on a range of executive officer and Director compensation matters including plan design, competitive market assessments, trends, best practices and technical and regulatory developments. Pearl Meyer provides services to the Compensation Committee related only to executive officer and Director compensation, including defining peer groups, comparing executive officer and director compensation arrangements to those of the peer groups, and providing market data and advice regarding executive and Director compensation plans. The Compensation Committee has the authority to engage and terminate independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

The Compensation Committee regularly reviews the services provided by Pearl Meyer and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with Pearl Meyer in 2018 and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest, considering the factors set forth in the applicable SEC and New York Stock Exchange rules. The Compensation Committee continues to monitor the independence of Pearl Meyer on a periodic basis.

The Compensation Committee approves all compensation decisions for the named executive officers, after consulting with Pearl Meyer, as appropriate. The Senior Vice President of Global Human Resources also provides the Compensation Committee with information and analysis on the Company’s executive compensation programs, as requested. During 2018, Mr. O’Connell provided the Compensation Committee with his assessment of the performance of the Company and the other named executive officers, and made compensation recommendations for the other named executive officers. The Compensation Committee, however, makes all final decisions with respect to the compensation of the Chief Executive Officer and the other named executive officers. No named executive officer makes any decision or recommendation to the

Compensation Committee on any element of his or her own compensation.

Directors Meetings and Board Committees

Meetings

The Board held seven meetings during the year ended December 31, 2018. The Board has determined that each Director other than Mr. O’Connell, the Company’s current Chairman and Chief Executive Officer, has no material relationship with the Company and otherwise qualifies as “independent” under applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence” below.

During 2018, each of the Company’s Directors attended in excess of 75% of the aggregate of the meetings of the Board and the meetings of committees of the Board of which such Director was a member. During 2018, the Compensation Committee met three times, the Audit Committee met six times and the Nominating and Corporate Governance Committee met three times. In 2017, the Board of Directors formed an Ad Hoc Finance Committee which became a formal standing committee of the Board in February 2018. During 2018, the Finance Committee met five times. During 2018, the Board of Directors formed an Ad Hoc Science and Technology Committee which became a formal standing committee of the Board in February 2019. During 2018, the Ad Hoc Science and Technology Committee met twice.

The Company does not have a formal policy, but encourages Director attendance at annual stockholder meetings. All Directors attended the 2018 annual meeting of stockholders.

Audit Committee

The Audit Committee, which currently consists of Ms. JoAnn A. Reed (Chair), Ms. Linda Baddour, Dr. Michael J. Berendt and Mr. Christopher A. Kuebler, oversees the activities of the Company’s independent registered public accounting firm, PwC, and provides oversight with respect to accounting and financial reporting and audit functions. The Audit Committee meets the definition of “Audit Committee” as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee engages the independent registered public accounting firm, and

CORPORATE GOVERNANCE

performs certain other functions pursuant to its charter, a copy of which is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Audit Committee is independent under SEC rules and the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence”. The Board has determined that each of the four members of the Audit Committee —Ms. Reed, Ms. Baddour, Dr. Berendt and Mr. Kuebler — is an “audit committee financial expert” within the meaning of the SEC rules and has “accounting or related financial management expertise” within the meaning of New York Stock Exchange rules.

Compensation Committee

The Compensation Committee, which currently consists of Mr. Christopher A. Kuebler (Chair), Mr. Edward Conard, Mr. Gary Hendrickson and Dr. Flemming Ornskov, approves the compensation of Directors and executive officers of the Company, makes recommendations to the Board with respect to standards for setting compensation levels and oversees the Company’s incentive plans. The Compensation Committee’s charter is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Compensation Committee is independent under the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence”.

Finance Committee

The Finance Committee, which currently consists of Mr. Edward Conard (Chair), Ms. JoAnn A. Reed and Mr. Thomas P. Salice, oversees the Company’s financial activities and financial condition. Among other things, it reviews and makes recommendations to the Board with respect to financing plans and strategies, investment policies and capital markets activities. The Finance Committee’s charter is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Finance Committee is independent under the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence”.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Mr. Thomas P. Salice (Chair), Dr. Laurie H. Glimcher and Dr. Flemming Ornskov. The responsibilities of the Nominating and Corporate Governance Committee include the recruitment and recommendation of candidates for the Board. The Nominating and Corporate Governance Committee may, as it deems appropriate, give consideration to any candidates suggested by the stockholders of the Company. The Nominating and Corporate Governance Committee also develops and recommends to the Board the Corporate Governance Guidelines for the Company. The charter of the Nominating and Corporate Governance Committee, which sets forth all of the Nominating and Corporate Governance Committee’s functions, is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Nominating and Corporate Governance Committee is independent under the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence”.

Science and Technology Committee

The Science and Technology Committee, which currently consists of Dr. Laurie H. Glimcher (Chair), Dr. Michael J. Berendt and Dr. Flemming Ornskov, reviews with management of the Company’s Global Products Group, current and emerging scientific technologies applicable to the Company’s business. Among other things, it reviews scientific technology strategies and potential investments both internally and externally and provides updates to the Board. When finalized, the Science and Technology Committee’s charter will be available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Science and Technology Committee is independent under the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence”.

Report of the Audit Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or “filed”

CORPORATE GOVERNANCE

or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

During 2018, the Audit Committee of the Board, in conjunction with management and PwC, the Company’s independent registered public accounting firm, focused on the following items:

1. Compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Act”) and the adequacy of Company internal controls;

2. The appropriateness of Company financial reporting and accounting processes;

3. The independence and performance of the Company’s independent registered public accounting firm;

4. Company compliance with laws and regulations, including compliance with applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

5. Review of the Company’s independent registered public accounting firm’s quality control procedures.

The Company retains Ernst &Young LLP to assist in elements of continuing compliance with Section 404 of the Act. The Company’s compliance with Section 404 of the Act is managed primarily by the Company’s Vice President, Internal Audit and Chief Compliance Officer in conjunction with the Company’s Senior Vice President, Chief Financial Officer and its Vice President, Corporate Finance and Corporate Controller. During 2018, the Audit Committee received regular and detailed briefings from the Company’s Vice President, Internal Audit and Chief Compliance Officer and PwC regarding the Company’s compliance with Section 404 of the Act. On February 25, 2019, the Company’s Vice President, Internal Audit and Chief Compliance Officer and PwC reported to the Audit Committee that no material weaknesses had been identified in the Company’s internal control over financial reporting as of December 31, 2018.

The Board has adopted a written charter setting out more specifically the functions that the Audit Committee is to perform. The charter is reviewed on an annual basis by the Audit Committee and the

Audit Committee is advised as to any corporate governance developments which may warrant charter amendments. The charter is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. A discussion of the Audit Committee’s role in risk oversight can be found under the heading “Risk Oversight — Board’s Role in Risk Oversight Generally” below.

As stated in its charter, the Audit Committee is tasked with, among other things, reviewing with management the Company’s guidelines and policies with respect to its approach to risk assessment and risk management. In addition, major financial risk exposures and means of monitoring and controlling these exposures, is to be discussed with management.

The Audit Committee held six meetings during the fiscal year ended December 31, 2018. The Audit Committee reviewed on a quarterly basis, with members of the Company’s management team, the Company’s quarterly and annual financial results prior to the release of earnings and the filing of the Company’s quarterly and annual financial statements with the SEC. The Board has determined that each of the four current members of the Audit Committee —Ms. Reed (Chair), Ms. Baddour, Dr. Berendt and Mr. Kuebler — is an “audit committee financial expert” as defined under the applicable rules and regulations of the SEC and has “accounting or related financial management expertise” within the meaning of the New York Stock Exchange rules. Company management has primary responsibility for the financial statements and reporting processes. The Company’s independent registered public accounting firm, PwC, audits the annual financial statements and is responsible for expressing an opinion on their conformity with generally accepted accounting principles.

The Audit Committee has adopted the following guidelines regarding the engagement of PwC to perform non-audit services for the Company:

Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage its independent registered public accounting firm to provide from time to time during the fiscal year and an estimated amount of fees associated with such services. Company management and the Company’s independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee

CORPORATE GOVERNANCE

will, in its discretion, either approve or disapprove both the list of permissible non-audit services and the estimated fees for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the Company’s independent registered public accounting firm pursuant to this pre-approval process and the actual expenditure of fees associated therewith as well as new non-audit services being requested for approval.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report action taken to the Audit Committee at the next Audit Committee meeting.

PwC and the Company ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit Committee.

The Audit Committee hereby reports for the fiscal year ended December 31, 2018 that:

1. It has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2018 with Company management;

2. It has reviewed and discussed with PwC those matters required to be communicated by PwC to the Audit committee, including under Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

3. It has received from PwC written disclosures and a letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence;

4. It has considered whether, and determined that, the provision of non-audit services to the Company by PwC as set forth below, was compatible with maintaining auditor independence; and

5. It has reviewed and discussed with PwC its internal quality control procedures, and any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years.

Based on the items reported above, on February 25, 2019, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC. The recommendation was accepted by the Board on the same date.

Ms. JoAnn A. Reed (Chair)            Ms. Linda Baddour            Dr. Michael Berendt            Christopher Kuebler

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Christopher A. Kuebler (Chair), Mr. Edward Conard and Dr. Flemming Ornskov. During fiscal year 2018, no member of the Compensation Committee was an officer or employee of the Company or served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Waters Board or its Compensation Committee and no executive officer of the Company served on the compensation committee or board of directors of any entity that has one or more executive officers serving on the Waters Board or Compensation Committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis discusses the compensation programs for our named executive officers. Our named executive officers for fiscal year 2018 were as follows:

●	Christopher J. O’Connell, Chairman and Chief Executive Officer (“CEO”);

●	Sherry L. Buck, Senior Vice President and Chief Financial Officer (“CFO”);

●	Robert G. Carson, Senior Vice President, Corporate Development

●	Michael C. Harrington, Senior Vice President, Global Markets; and

●	Francis Kim, Senior Vice President, Global Operations.

On February 12, 2018, Mr. Carson joined the Company as Senior Vice President, Corporate Development. On March 19, 2018, Mr. Kim was promoted to the position of Senior Vice President, Global Operations, replacing David Terricciano, who retired from the Company on April 3, 2018.

Executive Summary

Philosophy and Objectives of Waters’ Executive Compensation Program

Waters’ executive compensation program is intended to be both performance-based and market competitive, with an emphasis on short- and long-term variable performance-based compensation. The objectives of the Company’s executive compensation program are as follows:

●	To focus senior management on achieving financial and operating objectives that enhance long-term stockholder value;

●	To align the interests of senior management with the Company’s stockholders; and

●	To attract and retain senior executive talent.

The Company’s executive compensation program is designed to motivate and reward executives for sustained high levels of achievement of the Company’s financial and operating objectives. In conjunction with our objective to emphasize performance-based compensation, base salaries are generally targeted at or below the market median for similarly-situated executives in comparable companies, with actual base salaries varying based on the performance, tenure, experience and contributions of the executive officer, and target annual incentive awards are positioned to be at or slightly above the market median, with annual performance targets based on challenging operational and financial goals. In the aggregate, these two annual compensation components provide a target total cash compensation opportunity that approximates the median of the market. We believe that the structure of our total annual cash compensation effectively aligns our executives’ interests with those of our stockholders’ by placing an appropriate emphasis on the achievement of annual financial and operating objectives.

For longer-term alignment of the interests of our executives and stockholders, the Company grants annual long-term equity incentive awards, generally consisting of stock options and PSUs. Stock options provide value to the executive only if the Company’s stock price increases over time and PSUs will only be earned and vest if the Company delivers a greater total shareholder return than a pre-established comparator group of companies over the applicable performance period. The grant date value of annual long-term equity incentive awards is generally targeted to be at the market median. The Compensation Committee, however, retains discretion to grant awards with grant date values either below or above the market median based on the executive’s performance, role and grant size relative to other executives. Stock options and PSUs, which vest over a five-year period and three-year period, respectively, also serve as valuable retention tools. PSUs also have a two-year post-vesting hold requirement for the Chief Executive Officer position and one year for all other executives.

In addition to the philosophy and structure of the executive compensation program as described above, the Compensation Committee also considers, as appropriate, the compensation practices for all Waters employees in reviewing the compensation for named executive officers.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Pay Mix

Consistent with our performance-based compensation philosophy, variable, performance-based compensation comprises a substantial portion of the target total direct compensation (base salary, target annual incentive award and grant date value of the long-term equity incentive awards) for our named executive officers. For 2018, performance-based compensation (annual incentive award and grant date value of long-term equity incentives, as applicable) represented 88% of the target total direct compensation for Mr. O’Connell and 75% for all other named executive officers as a group. The pay mix for Mr. O’Connell and all other named executive officers is relatively consistent with the Company’s industry peer group described below.

CEO Pay Mix	NEO Pay Mix

(1)

The NEO pay mix does include the Base Salary and Performance-based compensation for Messrs. Carson, Harrington, Kim, and Ms. Buck. The pay mix does not include Mr. Carson’s sign-on bonus paid in conjunction with his commencement of employment with us.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

2018 Key Business Priorities and Connection to our Executive Compensation Program

The chart below illustrates how Waters emphasizes key performance metrics in our executive compensation program and how these metrics align with our business priorities and performance.

Key Business Priorities	Compensation Design	Performance Results and Corresponding Compensation

Organic revenue growth

Alignment with the Company’s strategy to drive organic revenue growth, through the use of a non-GAAP constant currency revenue growth metric under our annual incentive plan, the Management Incentive Plan. This metric had a weight of 25% in 2018.

2018 Non-GAAP constant currency revenue grew 3.7% to $2,394,418 which was over Waters’ threshold of 3.3% constant currency revenue growth.

Operating leverage and earnings growth

Operating leverage and earnings growth are reinforced with a non-GAAP operating income growth threshold goal and a challenging non-GAAP earnings per share (“EPS”) growth performance goal under the Management Incentive Plan. This non-GAAP EPS metric had a weight of 75% in 2018 and achievement of a threshold level of the non-GAAP operating income goal was required for any payout to be made under the Management Incentive Plan.

2018 non-GAAP operating income grew 6.4% over the prior year, exceeding the operating income threshold of 3% growth over the prior year.

Non-GAAP earnings per share grew 12.8% over the prior year, which exceeded Waters’ target of 10% non-GAAP EPS growth.

Sustainable stockholder value creation

Alignment with the long-term interests of our stockholders is achieved through our annual performance-based long-term incentive equity program, which includes stock options that vest over a five-year period and PSUs that are earned and vest over a three-year performance period and are based on relative TSR. Beginning with the annual grant of PSUs made in 2017, the Company implemented a post-vesting holding requirement of two years for the CEO and one year for other executive officers.

For the three-, five- and ten-year periods ending on December 31, 2018, Waters stock yielded a 40%, 89% and 415% return on $100 investment made on December 31, 2015, December 31, 2013 or December 31, 2008, respectively.

Use of Non-GAAP Financial Metrics in our Executive Compensation Program

The Company generally uses non-GAAP financial metrics to facilitate management’s financial and operational decision-making, evaluate historical operating results, make comparisons to competitors’ operating results and determine management incentive compensation.

(1)	The Company believes that referring to comparable constant currency revenue growth rates is a useful way to evaluate the Company’s net revenue. Constant currency revenue growth rate, a non-GAAP financial metric, measures the change in net revenue between current and prior year periods, without taking into account the impact of foreign currency exchange rates during the current period. In 2018, the of currency exchange rates increased the Company’s revenue growth rate by 1% to now approximately 5%.

(2)	The Company’s non-GAAP operating income and EPS growth are based on operating income and EPS reported in accordance with GAAP, but adjusted to

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

exclude certain charges and credits that the Company considers non-operational and not directly related to ongoing operations of the Company. In 2018, GAAP operating income and EPS were adjusted for purchased intangibles amortization, stock award modifications, restructuring costs, pension termination, litigation provisions, tax reform and certain income tax items.

A reconciliation of GAAP to non-GAAP EPS and non-GAAP operating income can be found in the Form 8-K dated January 23, 2019 that contained the Company’s results of operations for the quarter and year ended December 31, 2018, which are incorporated herein by reference, and on the Company’s website at http://www.waters.com under the caption “Investors”. Copies may be obtained, without charge, upon written request to the Company, c/o Vice President, Investor Relations, 34 Maple Street, Milford, MA 01757.

Stockholder Outreach Program

Stockholder Outreach and Say-on-Pay

The Compensation Committee values the opinions of our stockholders and considers the outcome of our annual Say-on-Pay stockholder vote in determining the structure of our executive compensation program, as well as in making future compensation decisions. Waters has historically received strong annual support for our executive compensation program. Shares voted in favor of our executive compensation program in 2017 and 2018 were 86% and 83%, respectively.

Listening to our Stockholders

Our stockholders have favorable views of many of the aspects of our executive compensation program, including our emphasis on performance-based components of compensation and the strength of our performance goals. Our stockholders have also provided constructive feedback to the Company in certain areas of our executive compensation program. Key changes made to our executive compensation program in response to stockholder feedback include:

●	PSUs were incorporated into our LTI grants

●	Post-vesting holding periods were implemented for PSU awards

●	Annual LTI grants were generally re-oriented around the market median

●	All excise tax gross-up provisions were eliminated from existing agreements with named executive officers and we committed not to provide such gross-up provisions in the future

Compensation Governance and Pay Practices

Waters maintains strong pay and governance practices as outlined below. A full description of these policies and practices can be found in the discussion below in the section entitled “Elements of Executive Compensation.”

What We Do	What We Don’t Do

● Robust director and executive officer stock ownership guidelines	● No executive perquisites or supplemental benefits

● Compensation recoupment policy for cash incentive awards	● No new or legacy excise tax gross-up provisions

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

What We Do	What We Don’t Do

● Market-competitive executive compensation levels	● No option repricing without stockholder consent

● Annual compensation risk assessment	● No ad-hoc discretionary or guaranteed annual bonus payments for named executive officers

● Anti-hedging policy

● Independent compensation consultant

● Double-trigger for accelerated equity vesting upon a change of control

● Post-vesting holding periods for PSU awards

Compensation Arrangements of Mr. Carson, Newly-Appointed Senior Vice President of Corporate Development, and Mr. Kim Newly-Appointed Senior Vice President of Global Operations

Mr. Carson was appointed to serve as the Company’s Senior Vice President of Corporate Development effective February 12, 2018.

Mr. Carson’s compensation was set by the Compensation Committee consistent with the Company’s executive compensation philosophy and after reviewing competitive market data provided by Pearl Meyer. The Company entered into an offer letter with Mr. Carson that provides for an annual base salary of $385,000 and an annual target bonus opportunity based on achievement of performance objectives equal to 65% of his annual base salary. Mr. Carson’s annual salary approximates the 50th percentile of the market data and his target bonus as a percent of salary is consistent with the target bonuses established for other comparable senior vice president positions for the Company. On February 23, 2018 Mr. Carson received a long-term equity award of $800,000 which represents his annual LTI award, approximately 70% which was delivered in stock options and approximately 30% of which was delivered in PSUs. These awards have a similar vesting schedule as the equity awards granted to the other named executive officers in December 2017, generally subject to his continued employment through the applicable vesting date. This annual long-term equity grant was targeted at just below the 50th percentile of the competitive market data. Mr. Carson’s offer letter also provides for a cash sign-on bonus and additional sign-on long-term equity awards, which were intended to compensate Mr. Carson for a portion of the equity awards from his prior employer that were forfeited as a result of joining Waters and for relocation expenses that he was required to repay to his prior employer. He received a cash sign-on bonus of $400,000 and additional sign-on long-term equity awards with a grant date value of approximately $550,000, approximately 50% of which was delivered in stock options and approximately 50% of which was delivered in restricted stock units (“RSUs”). The stock options will vest 20% each year on the first five anniversaries of the date of grant and the RSUs will vest 33% each year on the first three anniversaries of the date of grant, in each case, generally subject to his continued employment through the applicable vesting date.

Mr. Kim was promoted to the position of Senior Vice President, Global Operations, on March 19, 2018. Mr. Kim’s compensation was also established consistent with the Company’s executive compensation philosophy and after reviewing competitive market data. In connection with his promotion, Mr. Kim received a 6% base salary increase to $345,000. Consistent with other comparable senior vice president positions at the Company, Mr. Kim’s target bonus opportunity was established at 65% of his annual base salary. Mr. Kim’s received additional long-term equity awards in connection with his promotion with a grant date value of approximately $800,000, approximately 70% of which was delivered in stock options and approximately 30% of which was delivered in PSUs. The grant date value of these equity awards, when added to the long-term equity awards Mr. Kim received in December 2017, was consistent with the December 2017 long-term equity awards granted to the other named executive officers in December 2017. These awards have a similar vesting schedule as the equity awards granted to the other named executive officers in December 2017, generally subject to his continued employment through the applicable vesting date.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Data Used to Make Compensation Determinations

Competitive Market Assessment

Competitive market data is an important component used in determining the amount of each element of compensation for our named executive officers. The Compensation Committee utilizes Pearl Meyer to provide advice and analysis on the structure of our executive compensation program as well as competitive data on base salary, total cash compensation and long-term incentives. Pearl Meyer prepares this competitive assessment annually for the Compensation Committee. The Compensation Committee reviews the total direct compensation of each named executive officer, which includes base salary, target annual incentive award and the grant date value of the long-term incentive award. The Compensation Committee also reviews each named executive officer’s compensation to ensure that it contains an appropriate level of performance-based compensation elements and is designed to meet the overall objectives of our executive compensation program. The Compensation Committee considers a range of factors in determining the amount of each compensation element for each named executive officer. The range of factors includes Company performance, individual performance and experience, competitive market data, hiring and retention needs, scope of responsibility and an individual’s potential for making future contributions to the Company.

Pearl Meyer and the Compensation Committee utilize a core industry peer group of 17 publicly-traded companies in the life sciences and analytical instrument industry with generally similar revenues and market capitalization as Waters.

The 2018 industry peer group was comprised of the following companies.

Agilent	Illumina
Bio-Rad Laboratories	Intuitive Surgical
Bruker	Mettler-Toledo
Cooper Companies	Perkin Elmer
Edwards Lifesciences	ResMed
FLIR Systems	Roper Industries
Hologic	STERIS
IDEXX Laboratories	Teleflex
Varian Medical

Each year, Pearl Meyer evaluates the peer group for its continued appropriateness for external executive compensation comparisons based on the primary selection criteria of similarity in industry, products and services, revenue and market capitalization. The target range for inclusion in the peer group for both revenue and market capitalization is 50% to 200% of Waters’ revenue and market capitalization. For 2018, C.R. Bard was eliminated from the peer group due to their acquisition by Becton Dickenson. Two companies were added to the 2018 peer group, Cooper Companies and STERIS. The median revenue for the peer group for the four quarters ended prior to August 2018 was $2.6 billion and the median market capitalization for the peer group as of August 2018 was $12.6 billion. Waters’ revenue and market capitalization for the same period were $2.4 billion and $14.6 billion, representing the 34th and 56th percentiles, respectively, of this peer group.

Pearl Meyer and the Compensation Committee also utilized independent, globally recognized executive compensation published surveys. The Compensation Committee used this broad survey data in combination with the peer group data in evaluating our named executive officers’ compensation. The Compensation Committee does not rely upon data from any one individual company included in any of these surveys in making compensation decisions. Data from these surveys and/ or the peer companies are combined to develop a primary market composite which is based on survey data and peer company data, which the Compensation Committee uses to compare our named executive officers’ compensation against the market.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Elements of Executive Compensation

There are three primary elements of our executive compensation program: base salary, annual incentive awards, and long-term equity incentive awards. Each element addresses specific objectives of the program and together they are intended to meet the overall philosophy and objectives of our executive compensation program as described above. The mix of short-term cash incentives and long-term equity incentives focuses executives on the achievement of annual and longer-term financial and operating objectives that drive long-term stockholder value. The Compensation Committee reviews the combined total of these three compensation elements (measured at target for annual and long-term incentives, as applicable), or total direct compensation, in order to appropriately position total direct compensation relative to both the market and the Company’s objectives. Although the amount of each element of compensation for each named executive officer differs based on position-specific market data, the critical nature of the executive’s position to the business, the executive’s level of contribution and other individual factors, the overall structure and compensation elements utilized in 2018 are consistent for the CEO and all other named executive officers.

Compensation Element	Objective	Target Position to Market	2018 Market for Executive Officers (1)

Base Salary	To attract and retain senior executives and other key employees.	Generally targeted at or below the 50th percentile. Actual individual salaries may vary based on an executive’s performance, tenure, experience and contributions.	The overall market position for base salaries in 2018 was at approximately the 45th percentile of the market.

Annual Incentive	To motivate senior executive officers to achieve strong financial and operational goals as established by the Compensation Committee at the beginning of the fiscal year.

Target payouts at 100% achievement of performance goals are generally positioned at or slightly above the 50th percentile in order to achieve a target total cash position (base salary plus target annual incentive) that approximates the 50th percentile. Achievement of threshold performance goals is required for any payout.

The overall market position for total target cash opportunity (that is, the sum of base salary and target annual incentive) was at approximately the 55th percentile of the market.

Long-Term Performance- Based Equity Incentive Awards

To motivate senior executives and other key employees to contribute to the Company’s long-term growth of stockholder value and to align compensation with the growth in Waters stock price and achievement of the Company’s strategic growth goals. Long-term performance-based equity incentive awards are also designed to assist in the retention of senior executives and key employees.

		Equity compensation is targeted to be at market median. Actual individual grants are determined based on the executive’s position, performance, tenure, experience and contributions.	Annual long-term equity incentive awards made on December 10, 2018 were at approximately the 50th percentile of the market.

(1)

The 2018 market position noted in the above table reflects the analysis completed by Pearl Meyer in the fourth quarter of 2018 based on the market composite data described above. It has been the consistent practice of the Compensation Committee to grant long-term equity incentive compensation to the named executive officers at the Compensation Committee meeting held in December of each year. This Pearl Meyer analysis includes the cash compensation comprised of base salary and target annual incentive bonus for each named executive officer for 2018 and the annual long-term performance-based equity incentive awards granted in December 2018.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Base Salary

The base salaries for the CEO and other named executive officers are reviewed annually by the Compensation Committee. Consistent with the compensation practices established for all Company employees, the individual salaries for the CEO and named executive officers are determined based upon a combination of factors, including past individual performance and experience, Company performance, scope of responsibility, an individual’s potential for making contributions to future Company performance, competitive pay practices and annual base salary increase guidelines. The Compensation Committee considers all these factors in determining base salary increases and does not assign a specific weighting to any individual factor.

Assessment of 2018 Base Salary and Promotional Increases

In addition to considering the factors listed above, the Compensation Committee also considers the competitive market position of each named executive officer’s base salary. Base salary increases are generally approved by the Compensation Committee at the end of the fiscal year with an effective date at the beginning of the next fiscal year, or January 1st of each year. Mr. Kim’s base salary was increased in connection with his promotion in April 2018. The competitive assessment completed by Pearl Meyer at the end of 2017 provided the market information used in determining the base salary in effect in 2018 for our named executive officers. The overall competitive market position for the named executive officers in this Pearl Meyer analysis was at approximately the 45th percentile.

Based on Pearl Meyer’s market assessment of the overall environment for base salary increases and consistent with our objective of targeting at or below the 50th percentile of market for named executive officers, the Compensation Committee increased base salaries for named executive officers as follows:

Name	2018 Base Pay Increases

Christopher J. O’Connell	5%

Sherry L. Buck	3%

Robert G. Carson	N/A

Michael C. Harrington	4%

Francis S. Kim	6% (promotional increase)

Mr. Carson was hired February 12, 2018, therefore did not receive a pay increase for 2018. His base salary was determined by the Compensation Committee using the same factors listed above.

On March 19, 2018, the Company promoted Mr. Kim to Senior Vice President, Global Operations. Based on a market analysis conducted by Pearl Meyer and the meaningful additional responsibilities assumed by Mr. Kim because of his promotion, Mr. Kim received a base salary increase, effective April 3, 2018, of 6%.

2019 Base Salary and Promotional Increases

In December 2018, the Compensation Committee determined that base salaries for named executive officers would not be increased for 2019. This decision was based primarily on below target performance on the Company’s constant currency revenue growth metric for 2018 and our existing market competitiveness of current base salary levels.

Annual Incentive

The Management Incentive Plan is the annual incentive plan for our named executive officers, senior executives, and other key employees of the Company. The Compensation Committee establishes Company performance metrics and goals under this plan at the beginning of each fiscal year for our named executive officers. Target annual incentive bonuses for each named executive officer under this plan are based on a percentage of the executive’s base salary, as follows: Mr. O’Connell (125% of base salary); Ms. Buck and Mr. Harrington (75% of base salary); and Messrs. Carson and Kim (65% of base salary).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A summary of our 2018 Management Incentive Plan payout structure as a percentage of the named executive officer’s base salary is described in the table below.

	2018 Management Incentive Plan Payout Structure as a Percent of Base Salary(1)
Name	Below Threshold Performance	Threshold Performance (.25 x Target)	Target Performance (1.0 x Target)	Maximum Performance (2.5 x Target)

Christopher J. O’Connell	0%	31.25%	125%	312.5%

Sherry L. Buck	0%	18.75%	75%	187.5%

Robert G. Carson	0%	16.25%	65%	162.5%

Michael C. Harrington	0%	18.75%	75%	187.5%

Francis S. Kim	0%	16.25%	65%	162.5%

(1)	Payouts are interpolated for performance between threshold, target and maximum levels.

For 2018, payouts under the Management Incentive Plan were based upon the achievement of non-GAAP EPS growth (weighted 75%) and non-GAAP constant currency revenue growth goals (weighted 25%). In order to receive a payout equal to 100% of the executive’s target annual bonus, the Company must achieve 100% of the performance goals established for this year. Threshold performance results in a payout equal to 25% of the named executive officer’s target annual bonus. In order for any amounts to be paid under the Management Incentive Plan a minimum non-GAAP operating income growth goal must be achieved. Performance below the minimum threshold level for non-GAAP operating income growth results in no payout at all, and performance below the threshold level for the other two metrics results in no payout under that metric. In 2018, the maximum payout opportunities were 250% of target or, if less, 1% of non-GAAP operating income for Mr. O’Connell and 0.5% of non-GAAP operating income for the other named executive officers. The Compensation Committee believes that this maximum payout opportunity is consistent with the Company’s philosophy to position total target cash compensation at the median of the market and to provide the opportunity for greater reward for overachievement of challenging performance goals. As discussed in detail below, the Compensation Committee establishes annual performance goals which are intended to be challenging but able to be achieved if Company performance is strong. Historically, the Compensation Committee has utilized non-GAAP EPS growth as the primary performance metric under the Management Incentive Plan for our named executive officers. Use of the non-GAAP EPS growth metric promotes executive team alignment, focuses the executive team on operational efficiencies and profitable growth, provides a long-term perspective among executives and drives long-term stockholder value. In addition to the non-GAAP EPS growth goals, the Compensation Committee also requires that a minimum non-GAAP operating income growth goal be achieved in order to maintain a balanced focus on operational improvements, excluding the effects of any benefits from finance costs, taxes and stock repurchases. The non-GAAP EPS growth goals are based on EPS reported in accordance with GAAP, but adjusted to exclude certain charges and credits, net of tax, including, but not limited to, purchased intangibles amortization, stock award modifications, restructuring costs, pension termination costs, litigation provisions, tax reform and certain income tax items. In February 2018, the Compensation Committee elected to exclude the potential EPS benefit impact from the adoption of the new Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which amended ASC Topic 718, Compensation — Stock Compensation, from the non-GAAP EPS measure in order for the non-GAAP EPS performance to be measured on a consistent basis between periods. The Company considers these items non-operational and not directly related to ongoing operations and therefore excluded them from the performance metrics set under the Management Incentive Plan.

Beginning in 2016, the Compensation Committee has utilized an additional performance metric under the Management Incentive Plan of

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

non-GAAP revenue growth, as measured in constant currency, in order to focus our executives on implementation of the Company’s strategy to drive organic revenue growth. For 2018, the non-GAAP EPS growth metric was weighted at 75% and the non-GAAP revenue growth in constant currency metric was weighted at 25%.

For 2018, the Compensation Committee also established a non-GAAP operating income growth goal, with the attainment of a minimum threshold of non-GAAP operating income growth necessary for named executive officers to receive any annual bonus payout and the maximum amount of bonuses payable to our named executive officers under our Management Incentive Plan further limited to a specified percentage of our non-GAAP operating income. The maximum payout opportunity for Mr. O’Connell is set at 1% of non-GAAP operating income, and the maximum payout opportunity for other named executive officers is set at .5% of non-GAAP operating income, but, in each case, not more than 250% of their target annual bonuses.

The performance goals required for payout under the 2018 Management Incentive Plan are outlined in the table below.

	2018 Management Incentive Plan Performance Targets
2018 Performance Measures	Below Threshold Performance	Threshold Performance	Target Performance	Maximum Performance

2018 Non-GAAP EPS growth over 2017	<5%	5%	10%	20%

2018 Revenue growth in constant currency over 2017	<3.3%	3.3%	6.5%	13.1%

2018 Non-GAAP Operating Income growth over 2017	<3%	3%

The threshold non-GAAP operating income performance metric must be met in order for there to be a payout under the Management Incentive Plan under either non-GAAP EPS or Revenue measured in constant currency component.

Our Non-GAAP operating income for 2018 was $750,318, which represents a 16.4% increase over 2017. Our Non-GAAP EPS was $8.18, which represents 12.8% growth over 2017. Our revenue in constant currency for 2018 was $2,394,418, which represents a 3.7% increase over 2017. Non-GAAP EPS and non-GAAP operating income for 2018 and 2017 excluded, net of tax, as applicable, purchased intangibles amortization, stock award modification, restructuring costs, asset impairments, acquisition-related costs, pension termination, litigation provisions, acquired in-process research and development, tax audit settlements, the impact of the enactment of the Tax Cuts and Jobs Act (Tax Reform) and other items considered unusual or one-time costs since the Company believes that these items are not directly related to ongoing operations. In 2018, the Compensation Committee elected to exclude the EPS impact of the adoption of the new Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which amended ASC Topic 718, Compensation — Stock Compensation, from the non-GAAP EPS growth metric in order for the non-GAAP EPS growth to be measured on a consistent basis between 2017 and 2018. Based on the Company’s performance under the non-GAAP EPS and revenue growth goals, the overall payouts under the 2018 Management Incentive Plan for named executive officers was 114.97% of target.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following chart represents the target bonus opportunity, the actual bonus achieved as a percentage of base salary and target bonus opportunity and the actual bonus paid for 2018.

	2018 Management Incentive Plan Payouts
Name	Target Bonus Opportunity as a Percentage of Salary	Actual Bonus Achieved as a Percentage of Salary	Actual Bonus Achieved as a Percentage of Target Bonus Opportunity	Actual Bonus Payout

Christopher J. O’Connell	125%	144%	114.97%	$1,358,083

Sherry L. Buck	75%	86%	114.97%	$ 466,275

Robert G. Carson	65%	75%	114.97%	$ 287,712

Michael C. Harrington	75%	86%	114.97%	$ 403,545

Francis S. Kim	65%	75%	114.97%	$ 257,820

The Company periodically reviews the Management Incentive Plan with Pearl Meyer. The objectives of this review are to consider the alignment of the Management Incentive Plan with Waters’ compensation philosophy and emphasis on pay-for-performance and to review the performance metrics and goals utilized under the plan to ensure they provide the best ongoing motivators of to execute our business strategy and the creation of stockholder value.

Long-Term Performance-Based Equity Incentive Awards

The Compensation Committee generally awards long-term performance-based equity awards for named executive officers at the Compensation Committee’s annual December meeting. Multiple factors, considered collectively, are reviewed by the Compensation Committee in determining the overall equity value to award each named executive officer. These factors include competitive market data, dilution, share usage, stock compensation expense, the financial and operational performance of the Company, each named executive officer’s individual performance, and the value of equity grants both individually to each named executive officer and in the aggregate to all named executive officers. The Compensation Committee believes that it is important to provide meaningful reward and recognition opportunities to the named executive officers irrespective of the potential gains they may realize from prior long-term performance-based awards.

It has been the long-standing practice of the Compensation Committee to utilize non-qualified stock options to align the interests of our named executive officers and other senior executives with those of Waters’ stockholders. We continue to believe that stock options provide strong alignment between stockholders and these executives because the value of a stock option to an executive is directly related to the stock price appreciation delivered to stockholders following the grant date of the option. If our stock price does not appreciate, the executive will not realize any value with respect to the stock option.

In response to feedback from our stockholders received after our 2016 annual stockholder meeting through the Stockholder Outreach Program, the Compensation Committee added PSUs as an element of our long-term performance-based equity incentive program starting in 2016. The Compensation Committee grants PSUs to provide an equity-based award tied to a performance goal other than absolute increase in stock price (which is the case with stock options). Our stockholders expressed the view that relative TSR was an appropriate performance metric given that it directly correlates to Company and stock price performance, and the Compensation Committee also believed that it was an appropriate and effective metric to further tie compensation realized to performance. The overall annual equity grant in 2018 was targeted at the market median for named executive officers, with 70% of the overall grant date equity value granted in the form of stock options and 30% of the overall grant date equity value granted in the form of PSUs.

Non-qualified stock options were granted under the 2012 Equity Incentive Plan and will vest 20% each year on the first five anniversaries of the date of grant, generally subject to continued employment

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

through the applicable vesting date. Non-qualified stock options have an exercise price equal to the closing price of Waters’ common stock on the grant date and have a ten-year term.

PSUs will be eligible to vest based on the achievement of the Company’s TSR relative to the TSR of each company in the S&P Health Care Index over a three-year performance period. The number of shares earned under the PSUs will be determined based on the relative TSR achieved and, as shown in the chart below, can range from 0% of the target shares subject to the award if the Company’s TSR percentile rank is equal to or less than the 25th percentile of the S&P Health Care Index, to 100% of the target shares subject to the award, if the TSR percentile rank is at the 50th percentile, to a maximum of 200% of the target shares subject to the award if the TSR percentile rank is at or greater than the 75th percentile, with straight line interpolation between these performance levels.

TSR Percentile Rank	Applicable Payout Percent
> 75th Percentile	200%

50th Percentile	100%
< 25th Percentile	0%

If Waters’ TSR is negative, in no event will more than 100% of the target number of shares subject to an award be earned. Each earned and vested PSU will be settled by delivery of one share of our common stock. To further align the design of PSUs with the long-term interests of stockholders, the PSUs granted beginning on December 5, 2017 require a post-vesting holding period on the shares received (after payment of tax) in respect of earned PSUs, which is two years in the case of the CEO and one year in the case of the other named executive officers.

Competitive market data for long-term performance-based equity incentive awards is prepared for the Compensation Committee by Pearl Meyer. As noted above, the Compensation Committee uses this data as one of the factors in determining the size of the equity grant for each named executive officer.

In 2018, our named executive officers received the following long-term incentive awards:

Name	2018 Annual Award Grant Value Stock Options (1)	2018 Annual Award Grant Value PSUs (1)	Promotion Award Grant Value Stock Options (1)(2)	Promotion Award Grant Value PSUs (1)(2)	Sign-On Award Grant Value Stock Options (1)(3)	Sign-On Award Grant Value PSUs (1)(3)	Sign-On Award Grant Value RSUs (1)(3)

Christopher J. O’Connell	$3,850,000	$1,650,000	-		-	-

Sherry L. Buck	$1,120,000	$480,000			-	-

Robert G. Carson	$700,000	$300,000			$835,000	$240,000	$275,000

Michael C. Harrington	$1,050,000	$450,000			-	-

Francis S. Kim	$700,000	$300,000	$560,000	$240,000	-	-

(1)

The award values in this table differ slightly from the grant date fair values of the awards reported in the Grants of Plan-Based Awards Table and the Summary Compensation Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award in the Grants of Plan-Based awards Table is the award value for accounting purposes.

(2)

Award granted to Mr. Kim on February 23, 2018 in connection with his promotion to lead the Company’s Global Products Group. Mr. Kim’s promotional grant was determined based on advice from Pearl Meyer on competitive promotional long-term incentive awards.

(3)

Awards granted to Mr. Carson on February 23, 2018, in connection with his commencement of employment. Mr. Carson’s sign-on awards were made to compensate him for a portion of the equity awards from his former employer that were forfeited as a result of joining Waters. Mr. Carson’s annual grants were determined based on advice from Pearl Meyer on competitive long-term incentive awards.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Perquisites and Benefits

The Company does not offer any perquisites for the benefit of executive officers. However, Messrs. O’Connell and Carson and Ms. Buck have each received relocation benefits in connection with their relocations to Massachusetts

The named executive officers are eligible to participate in compensation and benefit plans that are generally offered to other employees, such as the Waters Employee Investment Plan (the “401(k) Plan”), the Employee Stock Purchase Plan and health and insurance plans. The named executive officers are also eligible to participate in the Waters 401(k) Restoration Plan (the “401(k) Restoration Plan”) that is available to all employees who meet certain minimum earnings eligibility criteria. Mr. Harrington is eligible to participate in the Waters Retirement Plan, a defined benefit pension plan. The Waters 401(k) Restoration Plan and the Waters Retirement Restoration Plan, both non-qualified retirement plans, are designed to restore the benefits, matching contributions and compensation deferral that are limited by Internal Revenue Service benefit and compensation maximums. These plans are described more fully in the narrative that accompanies the Pension Benefits table and the Non-Qualified Deferred Compensation table in this Proxy Statement.

Severance and Change of Control Arrangements

The Company provides severance protection to each of Messrs. O’Connell, Carson, Harrington, and Kim and Ms. Buck pursuant to a Change of Control/Severance Agreement in the event that his or her employment is terminated by the Company without cause or he or she resigns for good reason prior to or following a change of control. Our severance and change of control protections are designed to ensure continuity of executive management in the event of a change of control of the Company, and to ensure the ability of executives to evaluate a potential change of control in the best interests of the Company and stockholders. For a description of the severance and change of control protections in our named executive officers’ Change of Control/Severance Agreements, please see the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

The Company also provides Mr. O’Connell and Ms. Buck with certain severance protections pursuant to their Offer Letters in the event their respective employment is terminated by the Company other than for cause or if they resign for good reason outside of the change of control context, as described below in the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

Stock Ownership Guidelines

Increasingly, stockholders of public companies are focusing on the amount of equity ownership by directors and officers of the companies in which they invest. In order to more closely align their interests with those of the Company’s stockholders, the Company has minimum stock ownership guidelines for our executive officers and non-employee Directors. These guidelines require the accumulation by anyone who holds the Chief Executive Officer position of common stock equal to five times his or her base salary over a three-year period and the accumulation by our other executive officers of common stock equal to two times their base salary over a five-year period. Based on the advice of Pearl Meyer, the Company’s independent compensation consultant, to align with current best practices, in December 2018 the Board updated the stock ownership guidelines for non-employee Directors to change the required ownership threshold from a minimum of 5,000 shares of common stock to a minimum of five times the annual cash Board retainer, which is required to be accumulated over a five-year period.

If an executive officer or Director shall become non-compliant with the guidelines, he or she will have a period of twelve months to regain compliance with the guidelines. If, after such twelve-month period, the named executive officer or Director remains non-compliant, then, 50% of the net after-tax profit from any subsequent stock option exercise must be retained in shares of common stock until compliance with the guidelines is achieved. Exceptions to these stock ownership guidelines may be considered by the Nominating and Corporate Governance Committee. For purposes of these guidelines, in addition to any direct ownership of shares of common stock by a named executive officer or Director, any shares of restricted stock and vested “in-the-money” stock options granted by the Company to such executives or Directors apply toward the satisfaction of the guidelines. The ownership guidelines have been met by all of our Directors. except for Dr. Ornskov, Ms. Linda Baddour and Mr. Gary Hendrickson who as new

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

directors are all in their initial compliance period. All named executive officers have met the ownership guideline except for Ms. Buck, who has until 2022 and Messrs. Carson and Kim who have until 2023 to meet the ownership guideline.

Recoupment Policy

The Company has adopted a Recoupment Policy for cash incentive awards paid to current or former named executive officers under the Company’s Management Incentive Plan. Under this policy, if any executive officer engaged in misconduct that resulted in a restatement of financial results, the Board or an authorized committee, such as the Compensation Committee, if it is determined appropriate, could seek reimbursement of the portion of management incentive plan awards impacted by the event. The Company will review and as necessary amend or replace the Recoupment Policy to be in full compliance with the Dodd-Frank Act when rules are adopted with respect to the Dodd-Frank Act’s compensation recoupment provisions.

Tax Implications

Section 162(m) of the Internal Revenue Code generally limits the tax deduction available to public companies for annual compensation paid to the chief executive officer and certain other named executive officers in excess of $1 million, subject to certain grandfathering rules for compensation arrangements in effect and not materially modified after such date. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for Waters’ success and meets the other objectives described above. Consequently, the Compensation Committee has and may continue to pay compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Report of the Compensation Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the

SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K of the Exchange Act. Based on its review and these discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Christopher A. Kuebler (Chair)     Edward Conard     Gary E. Hendrickson     Flemming Ornskov, M.D., M.P.H.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Tables

The table below summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2018 and, if applicable, 2017 and 2016. Compensation is not included in the table below for Ms. Buck or Mr. Carson for fiscal years prior to their hire in 2017 and 2018, respectively, or for Mr. Kim for fiscal years 2016 and 2017 because he was not a named executive officer for such fiscal years, or for any of our named executive officers for any portion of a fiscal year during which they were not employed by us.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Christopher J. O’Connell Chairman and Chief Executive Officer (a)	2018	$943,269	-	$1,649,946	$3,849,939	$1,358,083	-	$456,984	$8,258,221
	2017	$894,202	-	$1,649,850	$3,849,973	$1,063,824	-	$142,139	$7,599,988
	2016	$849,750	-	$1,840,312	$3,500,018	$1,299,954	-	$140,981	$7,631,015
Sherry L. Buck Senior Vice President and Chief Financial Officer	2018	$540,144	-	$479,915	$1,119,981	$466,275	-	$19,437	$2,625,752
	2017	$494,712	$300,000	$1,117,360	$2,203,177	$372,338	-	$94,707	$4,582,294
Robert G. Carson Senior Vice President, Corporate Development	2018	$325,769	$400,000	$814,773	$1,534,876	$287,712	-	$418,590	$3,781,720
Michael C. Harrington Senior Vice President, Global Markets	2018	$467,308	-	$449,968	$1,049,955	$403,545	-	$48,627	$2,419,403
	2017	$448,077	-	$404,838	$944,999	$319,147	$21,367	$50,259	$2,188,687
	2016	$395,723	-	$441,593	$1,339,955	$367,154	$13,603	$41,393	$2,599,421
Francis S. Kim Senior Vice President, Global Operations	2018	$340,188	-	$539,801	$1,259,896	$257,820	-	$17,436	$2,415,141

(a)	Mr. O’Connell received no additional compensation for his services as a director in 2018, 2017 or 2016.

(b)	Reflects the base salary earned during 2018 and, if applicable, 2017 and 2016.

(c)	Reflects the sign-on bonuses paid to Ms. Buck in 2017 and to Mr. Carson in 2018 in conjunction with their respective commencement of employment with us.

(d)

Reflects the aggregate grant date fair value of PSUs and RSUs granted to the named executive officer in the applicable fiscal year, in each case, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs was determined based on a Monte Carlo simulation model and was determined based on the probable outcome of the performance conditions associated with such awards. The assumptions used to calculate all of the foregoing amounts are disclosed in Note [13] to the Waters Annual Report on Form 10-K for the fiscal years ended December 31, 2018, 2017 and 2016, as applicable, which are incorporated herein by reference.

(e)

Reflects the aggregate grant date fair value of non-qualified stock options, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are disclosed in Note [13] to the Waters Annual Reports on Form 10-K for the fiscal years ended December 31, 2018, 2017 and 2016, as applicable, which are incorporated herein by reference. The closing prices of the Company’s common stock on the grant dates December 10, 2018, December 5, 2017, and December 9, 2016 were $189.54, $194.26, and $139.51, respectively. In the case of Mr. Carson, the grant date fair value of the stock option award in 2018 includes his sign-on award granted on February 23, 2018 at a closing price of the Company’s common stock on the grant date of $208.47. In the case of Mr. Kim, the grant date fair value of the stock option awards in 2018 includes the stock options granted on February 23,

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

2018 in connection with his promotion, at a closing price of the Company’s common stock on the grant date of $208.47. In the case of Ms. Buck, the grant date fair value of the stock option awards in 2017 includes her sign-on award granted on January 19, 2017 at a closing price of the Company’s common stock on the grant date of $141.74.

(f)	Reflects the annual incentive compensation earned in 2018 and, if applicable, 2017 and 2016 under the Company’s Management Incentive Plan.

(g)

Reflects the change in the annual aggregate estimated present value of accrued retirement benefits from both the frozen Waters Retirement Plan and the frozen Waters Retirement Restoration Plan for 2017 and 2016, as applicable, for Mr. Harrington. With respect to 2018, there was a negative $220,043 change in such annual aggregate estimated pension value for Mr. Harrington due to termination of the Waters Retirement Plan. There were no amounts included in any of those years in respect of above-market or preferential earnings on any non-qualified deferred compensation plan balances. Messrs. O’Connell, Carson, Kim and Ms. Buck are not eligible to participate in either of the frozen Waters Retirement Plan or the frozen Waters Retirement Restoration Plan.

(h)

Reflects the matching contribution made for the benefit of each named executive officer under the Waters 401(k) Restoration Plan, a non-qualified retirement plan, and our 401(k) Plan, a qualified retirement plan, for 2018, 2017 and 2016, as applicable, and the dollar amount of group term life insurance premiums paid by the Company on behalf of each named executive officer during 2018, 2017 and 2016, as applicable. In addition, the amounts for Mr. O’Connell, Ms. Buck and Mr. Carson include reimbursements for their respective relocations to Massachusetts in 2016, 2017 and 2018, respectively. A summary of these amounts, including the reimbursement for taxes related to relocation expenses is provided in the chart below:

Named Executive Officer	Matching Contributions 401(k) Restoration Plan and 401(k) Plan			Company Paid Group Term Life Insurance Premiums			Relocation Benefits
	2018	2017	2016	2018	2017	2016	2018	2017	2016
Christopher J. O’Connell	$192,492	$131,881	$67,095	$1,440	$1,440	$1,440	$263,052	$8,818	$72,446
Sherry L. Buck	$16,500	$16,200	—	$1,440	$1,009	—	$1,497	$77,498	—
Robert G. Carson	$16,500	—	—	$655	—	—	$401,435	—	—
Michael C. Harrington	$47,187	$48,914	$40,348	$1,440	$1,345	$1,045	—	—	—
Francis S. Kim	$16,500	—	—	$936	—	—	—	—	—
(i)	Reflects the total of compensation elements reported in columns (b) through (h) for 2018 and, if applicable, 2017 and 2016.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the range of potential payouts under the Management Incentive Plan (“MIP”) and the grants of stock options, RSUs and PSUs made to the named executive officers in the last fiscal year.

Grants of Plan-Based Awards Fiscal Year 2018
Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)
Christopher J. O’Connell	Stock Option	12/10/2018								62,621	$189.54	$3,849,939
	PSU	12/10/2018				348	8,705	17,410				$1,946,786
	MIP		$295,313	$1,181,205	$2,953,125
Sherry L. Buck	Stock Option	12/10/2018								18,217	$189.54	$1,119,981
	PSU	12/10/2018				101	2,532	5,064				$569,725
	MIP		$101,391	$405,563	$1,013,906
Robert G. Carson	Stock Option	2/23/2018								13,627	$208.47	$834,926
	PSU	2/23/2018				46	1,151	2,302				$295,232
	RSU	2/23/2018							1,319			$274,972
	Stock Option	12/10/2018								11,385	$189.54	$699,950
	PSU	12/10/2018				63	1,582	3,164				$355,966
	MIP		$62,563	$250,250	$625,625
Michael C. Harrington	Stock Option	12/10/2018								17,078	$189.54	$1,049,955
	PSU	12/10/2018				95	2,374	4,748				$534,174
	MIP		$87,750	$351,000	$877,500
Francis S. Kim	Stock Option	2/23/2018								9,139	$208.47	$559,947
	PSU	2/23/2018				46	1,151	2,302				$295,232
	Stock Option	12/10/2018								11,385	$189.54	$699,950
	PSU	12/10/2018				63	1,582	3,164				$355,966
	MIP		$56,063	$224,250	$560,625

(b)

Reflects the range of payout under the Company’s Management Incentive Plan for threshold, target and maximum performance for 2018. Performance below the threshold would result in no payout under the Management Incentive Plan for 2018. The actual amount of the bonus earned by each named executive officer under the Management Incentive Plan for fiscal 2018 is reported in the Summary Compensation Table. For a description of the Management Incentive Plan, please refer to the section titled “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive” above.

(c)

Reflects the number of PSUs granted by the Compensation Committee on February 23, 2018 to Messrs. Carson and Kim and on December 10, 2018 to all of our named executive officers, in each case, under the Company’s 2012 Equity Incentive Plan. The PSUs are earned if the Company’s TSR meets or exceeds a specified level of TSR relative to the TSR for the companies included in the S&P Health Care Index over a three-year performance period, generally subject to continued employment through the vesting date of the award. Amounts in the threshold column reflect the number of PSUs that would be earned if threshold performance were achieved (a TSR percentile rank above the 25th percentile), amounts in the target column (100% of the target award) reflect the number of PSUs that would be earned if target performance were achieved (a TSR percentile rank of 50th percentile) and amounts in the maximum column (200% of the target award) reflect the number of PSUs that would be earned if maximum performance were achieved (a TSR percentile rank of 75% or greater). The number of PSUs earned is interpolated between threshold, target and maximum performance levels.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

(d)

Reflects the number of RSUs granted by the Compensation Committee on February 23, 2018 to Mr. Carson, which vest as to one-third of the RSUs on each of the first, second and third anniversaries of the date of grant, generally subject to his continued employment through the applicable vesting date.

(e)

Reflects the number of non-qualified stock options granted by the Compensation Committee on February 23, 2018 to Messrs. Carson and Kim and December 10, 2018 to all of our named executive officers. The stock options granted in 2018 vest 20% each year on the first five anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date.

(f)	Reflects the closing price of a share of our common stock on the grant date of the stock option.

(g)

Amounts shown in this column, with respect to non-qualified stock options granted in 2018, reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Amounts shown in this column, with respect to PSUs, reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on a Monte Carlo simulation model and were determined based on the probable outcome of the performance conditions associated with the awards. Assuming the maximum level of performance is achieved, the aggregate grant date fair value of the 2018 PSUs is $3,893,572 for Mr. O’Connell, $1,139,451 for Ms. Buck, $1,302,395 for Mr. Carson, $1,068,347 for Mr. Harrington, and $1,302,395 for Mr. Kim. Amounts in this column, with respect to RSUs granted to Mr. Carson in 2018, reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and were determined by multiplying the number of shares subject to the award by the closing price of Waters common stock on the date the award was granted. The assumptions used to calculate these amounts are disclosed in Note [13] to the Waters Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which are incorporated herein by reference.

Narrative Disclosure to the Summary Compensation Table and the Grants of Plan Based Awards Table

Messrs. O’Connell and Carson and Ms. Buck are parties to an offer letter or employment agreement with us. Pursuant to Mr. O’Connell’s offer letter, which was entered into in connection with his commencement of employment with us in 2015, he was entitled to an initial base salary of $825,000, which has subsequently been increased, and is entitled to a target annual incentive bonus equal to 125% of his base salary. Mr. O’Connell is entitled to participate in our employee benefit plans.

The Company entered into an offer letter with Ms. Buck in January 2017 in connection with her commencement of employment with us, which entitled her to an initial annual base salary of $525,000, which has subsequently been increased, and a target annual incentive bonus equal to 75% of her base salary. Ms. Buck is also entitled to participate in our employee benefit plans.

Mr. Carson entered into an offer letter with us in February 2018 in connection with his commencement of employment with us, which entitles him to an initial annual base salary of $385,000 and a target annual incentive bonus equal to 65% of his base salary. Mr. Carson is also entitled to participate in our employee benefit plans and to receive relocation assistance in connection with his relocation to within a reasonable commuting distance of the Company’s headquarters. Mr. Carson also received a cash sign-on bonus of $400,000.

The severance payments and benefits to which each of our named executive officers are entitled are described under the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

Each of our named executive officers was eligible to participate in the Company’s Management Incentive Plan for 2018 and actual amounts paid under the plan were determined based on the achievement of pre-established performance goals, as described above in the Compensation Discussion & Analysis.

Messrs. O’Connell, Carson, Kim and Harrington and Ms. Buck were each granted non-qualified stock options and PSUs in 2018. The non-qualified stock option awards listed in the Grants of Plan-Based Awards Table, which were granted pursuant to the 2012 Equity Incentive Plan, vest 20% each year on the first five anniversaries of the date of grant, generally subject to continued employment through

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

the applicable vesting date, have a ten-year term and have an exercise price equal to the closing market price of the Company’s common stock on the date of grant. The PSUs listed in the Grants of Plan-Based Awards Table were also granted pursuant to the 2012 Equity Incentive Plan, may be earned based on the Company’s TSR relative to the TSR for each company included in the S&P 500 Health Care Index over a three-year performance period, and, to the extent earned, vest at the end of the three-year performance period, generally subject to continued employment through the vesting date of the award.

The maximum payout for PSUs is 200% of target. Beginning with the annual grant of PSUs made in 2017, the Company implemented a post-vesting holding requirement of two years for the CEO and one year for other executive officers. Mr. Carson also received a grant of RSUs on February 23, 2018 in connection with his commencement of employment. These RSUs vest as to one-third of the RSUs on each of the first, second and third anniversaries of the date of grant, generally subject to his continued employment through the applicable vesting date.

The table below sets forth the outstanding equity awards held by each of our named executive officers as of December 31, 2018.

Outstanding Equity Awards at Fiscal Year-End 2018
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable -	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)	(a)		(a)	(b)	(b)	(c)	(c)
Christopher J. O’Connell	46,695	31,131	$123.55	9/8/2025	0	$0
	81,358	54,239	$128.93	12/9/2025	0	$0
	37,574	56,361	$139.51	12/9/2026	0	$0	11,505	$2,170,418
	14,711	58,846	$194.26	12/5/2027	0	$0	4,586	$865,149

	0	62,621	$189.54	12/10/2028	0	$0	348	$65,650

Sherry L. Buck	5,833	23,332	$141.74	1/19/2027	1,411	$266,185	2,775	$523,504
	4,012	16,049	$194.26	12/5/2027	0	$0	1,251	$236,001
	0	18,217	$189.54	12/10/2028	0	$0	101	$19,054

Robert G. Carson	0	13,627	$208.47	2/23/2028	1,319	$248,829	622	$117,340
	0	11,385	$189.54	12/10/2028	0	$0	63	$11,885

Michael C. Harrington	20,000	0	$98.21	12/6/2023	0	$0
	22,400	5,600	$113.36	12/11/2024	0	$0
	15,761	10,508	$128.93	12/9/2025	0	$0
	5,247	7,872	$117.68	2/10/2026	0	$0
	9,018	13,526	$139.51	12/9/2026	0	$0	2,761	$520,863
	3,611	14,444	$194.26	12/5/2027	0	$0	1,125	$212,231
	0	17,078	$189.54	12/10/2028	0	$0	95	$17,922

Francis S. Kim	913	2,738	$139.51	12/9/2026	1,290	$243,359
	0	5,887	$154.33	2/17/2027	0	$0	935	$176,388
	0	9,139	$208.47	2/23/2028	0	$0	622	$117,340
	0	11,385	$189.54	12/10/2028	0	$0	63	$11,885

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

(a)

The expiration date for all non-qualified stock option grants is ten years from the date of grant. All non-qualified stock options vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date.

(b)

RSUs granted on September 8, 2015, January 19, 2017, and February 23, 2018 to Mr. O’Connell, Ms. Buck and Mr. Carson, respectively, vest as to one-third of the RSUs on each of the first, second and third anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date. Dollar amounts included in the column have been determined by multiplying the number of outstanding RSUs by $188.65, which was the closing price of Waters common stock on December 31, 2018.

(c)

PSUs vest upon certification by the Compensation Committee of the achievement of the performance conditions stated in the award following the end of the three-year performance period on December 31, 2019 (for PSUs granted on December 9, 2016 and January 19, 2017), December 31, 2020 (for PSUs granted on December 5, 2017 and February 23, 2018), and December 31, 2021 (for PSUs granted on December 10, 2018) generally subject to continued employment through that date. Amounts included in this column are the number of PSUs that would be earned based upon performance payout achievement as of December 31, 2018. For PSUs granted on December 9, 2016 and January 19, 2017 this achievement is 107%, for PSUs granted on December 5, 2017 and February 23, 2018 this achievement is 54%, and at threshold performance for PSUs granted on December 10, 2018, multiplied by $188.65, which is the closing price of Waters common stock on December 31, 2018.

The table below sets forth certain information regarding stock option awards exercised by, and shares of our common stock delivered upon vesting of RSUs to, our named executive officers during the last fiscal year.

Option Exercises and Stock Vested Fiscal Year 2018
	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(a)		(b)

Christopher J. O’Connell	0	$0	6,745	$1,301,043

Sherry L. Buck	0	$0	705	$148,558

Robert G. Carson	0	$0	0	$0

Michael C. Harrington	30,000	$3,228,267	2,037	$394,934

Francis S. Kim	2,383	$124,305	430	$81,502

(a)	Equals the Company’s stock price on the exercise date, minus the per share exercise price of the non-qualified stock option, multiplied by the number of shares acquired on exercise.

(b)	Equals the Company’s stock price on the vesting date multiplied by the number of shares acquired on vesting.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth certain information regarding the present value of the accumulated benefits of our named executive officers under our pension arrangements as of December 31, 2018. The Waters Retirement Plan (“Retirement Plan”) is a U.S. defined benefit cash balance plan for eligible U.S. employees. The Waters Retirement Restoration Plan (“Retirement Restoration Plan”) is a U.S. unfunded, non-qualified, defined benefit cash balance plan which provides supplemental retirement benefits out of the general assets of the Company that are otherwise limited due to regulations promulgated by the Internal Revenue Service limiting the amount of compensation that may be taken into account in computing the benefit payable under the Retirement Plan. No amounts were paid to our named executive officers under these plans during 2018. These plans have been frozen to new participants since 2007 and the Retirement Plan was terminated in 2018. As part of the plan termination, Mr. Harrington’s benefit was transferred to Principal Life Insurance Company.

Pension Benefits Fiscal Year 2018
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
	(b)		(c)

Christopher J. O’Connell (a)	Waters Corporation Retirement Plan	0.00	$0	-
	Waters Corporation Retirement Restoration Plan	0.00	$0	-

Sherry L. Buck (a)	Waters Corporation Retirement Plan	0.00	$0
	Waters Corporation Retirement Restoration Plan	0.00	$0

Robert G. Carson	Waters Corporation Retirement Plan	0.00	$0
	Waters Corporation Retirement Restoration Plan	0.00	$0

Michael C. Harrington	Waters Corporation Retirement Plan	31.08	$0	-
	Waters Corporation Retirement Restoration Plan	31.08	$22,446	-

Francis S. Kim	Waters Corporation Retirement Plan	0.00	$0
	Waters Corporation Retirement Restoration Plan	0.00	$0

(a)

Messrs. O’Connell, Carson, and Kim and Ms. Buck are not eligible to participate in the Waters Retirement Plan or the Waters Retirement Restoration Plan because such plans were frozen in 2007, prior to their hires.

(b)	The Waters Retirement Plan and the Waters Retirement Restoration Plan were frozen in 2007 and the Waters Retirement Plan was terminated in 2018.

(c)

The present value of the accumulated benefit is calculated in accordance with FASB Accounting Standards Codification Topic 715 Compensation — Retirement Benefits. The Company’s valuation methods and assumptions made in connection with the valuation of this accumulated benefit are disclosed in Note 16 to the Waters 2018 Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which are incorporated herein by reference.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Mr. Harrington’s benefits under the Retirement Plan and Retirement Restoration Plan are determined based on annual pay credits and interest credits that are made to each participant’s notional accounts. Effective December 31, 2007, future pay credits to the Retirement Plan and Retirement Restoration Plan on behalf of senior executives were discontinued. Interest credits will continue to be made to participants’ notional accounts under the Retirement Restoration Plan and were made under the Retirement Plan prior to its termination. Interest credits are based on the one-year constant maturity Treasury Bill rate on the first business day in November of the preceding plan year plus 0.5%, subject to a 5.0% minimum and a 10.0% maximum rate.

A participant becomes vested in his or her notional account under the Retirement Restoration Plan upon completion of five years of service, at which time the participant becomes 100% vested. The normal retirement age under the Retirement Restoration Plan is age 65 and early retirement is defined as attainment of age 62 with at least 10 years of service (except for former participants of the Millipore Retirement Plan (a former parent company of Waters), who are eligible for early retirement upon attainment of age 55 with at least 10 years of service). Prior to its termination in 2018, these same vesting and retirement provisions applied to the Retirement Plan. Mr. Harrington is the only named executive officer who participated in these plans during 2018, and he was not eligible for retirement or early retirement under these plans in 2018.

The valuation method and material assumptions used in calculating the benefits reported in column (c) are disclosed in the Waters 2018 Annual Report for the fiscal year ended December 31, 2018 and are incorporated herein by reference.

The table below summarizes non-qualified deferred compensation plan benefits in the last fiscal year for our named executive officers.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
	(a)	(b)	(c)		(d)

Christopher J. O’Connell	$448,582	$175,992	($114,714)	$0	$1,225,153

Sherry L. Buck	$0	$0	$0	$0	$0

Robert G. Carson	$0	$0	$0	$0	$0

Michael C. Harrington	$253,035	$30,687	($87,663)	$0	$1,303,998

Francis S. Kim	$0	$0	$0	$0	$0

(a)	Amounts in this column are also reported as salary (column (b)) or non-equity incentive compensation (column (f)) in the Summary Compensation Table.

(b)

Amounts in this column represent Company contributions to the 401(k) Restoration Plan. These amounts are also reported under the All Other Compensation column (column (h)) in the Summary Compensation Table.

(c)

Amounts reported in this column reflect participant-directed earnings in investment vehicles that are consistent with those offered under the qualified 401(k) Plan, with the exception of Waters common stock, the self-directed Brokeragelink Option and the Fidelity Managed Income Portfolio. These amounts are not included in the Summary Compensation Table because the earnings are not “above-market” or preferential.

(d)

The aggregate balance amounts under the 401(k) Restoration Plan include deferrals made for prior fiscal years. For individuals who were named executive officers in the fiscal years in which the deferrals were made, the amount of the deferred compensation was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for the applicable fiscal year.

All non-qualified deferred compensation contributions made by the named executive officers, or by the Company on behalf of the named executive officers, are made under the 401(k) Restoration Plan. The purpose of

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

the 401(k) Restoration Plan is to allow certain management and highly compensated employees to defer salary, commissions and Management Incentive Plan payments to a non-qualified retirement plan in addition to the amount permitted to be deferred under the 401(k) Plan ($18,500 in 2018, or $24,500 if age 50 or older). The 401(k) Restoration Plan is also intended to permit participants to receive the additional matching contributions that they would have been eligible to receive under the 401(k) Plan if the Internal Revenue Service limits on compensation for such plan ($275,000 in 2018) did not apply. Upon termination of employment or retirement from the Company, account balances are distributed according to the payment option and form of payment (e.g., lump sum or installment payments) elected by the participant at time of deferral.

Payments Upon Termination or Change of Control

Under his offer letter, if Mr. O’Connell’s employment is terminated by the Company other than for cause (as defined in the offer letter) or if he resigns for good reason (as defined in the offer letter), Mr. O’Connell will be entitled to, subject to his execution of a release of claims and continued compliance with the restrictive covenants contained in the offer letter, continued salary and target annual bonus for a period of 24 months following his termination of employment. In addition, Mr. O’Connell will be entitled to receive a lump sum payment equal to the amount that the Company would have paid in premiums under the life, accident, health and dental insurance plans in which Mr. O’Connell and his dependents were participating immediately prior to the termination of his employment for the 24-month period following the date of such termination. If Mr. O’Connell is employed on or after July 1 of the year in which his employment termination occurs, he will also be entitled to a pro-rata annual bonus for such year, based on actual performance. Mr. O’Connell will be subject to non-competition and non-solicitation restrictions for a period of two years following the termination of his employment.

In accordance with Ms. Buck’s offer letter, if Ms. Buck’s employment is terminated by the Company other than for cause (as defined in the offer letter) or if she resigns for good reason (as defined in the offer letter), Ms. Buck will be entitled to, subject to her execution of a release of claims and continued compliance with the restrictive covenants contained in the offer letter, continued salary and target annual bonus for a period of 12 months following her termination of employment. In addition, Ms. Buck will be entitled to receive a lump sum payment equal to the amount that the Company would have paid in premiums under the life, accident, health and dental insurance plans in which Ms. Buck and her dependents were participating immediately prior to the termination of her employment for the 12-month period following the date of such termination. Ms. Buck will be subject to non-competition and non-solicitation restrictions for a period of one year following the termination of her employment.

Messrs. Carson, Kim and Harrington do not have an offer letter or employment agreement with the Company that provides for severance benefits. However, each is party to an Executive Change of Control/Severance Agreement, as are Mr. O’Connell and Ms. Buck. Mr. O’Connell entered into his agreement effective September 8, 2015. Ms. Buck entered into her agreement on her hire date of January 9, 2017. Messrs. Carson and Kim entered into their agreements on February 12, 2018 and May 1, 2018, respectively. Mr. Harrington entered into an amended and restated Executive Change of Control/Severance Agreements as of March 22, 2017 to, among other things, remove a legacy provision providing for the payment of a “gross up” for any excise tax under the “golden parachute” provisions of Section 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as described below.

Cash Severance Benefits

Under the terms of the Executive Change of Control/Severance Agreements with the named executive officers other than Mr. O’Connell, if the executive’s employment is terminated without cause (as defined in the agreement) or if the executive resigns for good reason (as defined in the agreement), in each case, in certain circumstances, during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), the executive would be entitled to receive the following amounts in a lump sum payment:

•	Two times annual base salary;

•	Two times the greater of the annual accrued incentive plan payment in the year of termination or the target incentive plan payout; and

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

•	An amount equal to the amount the Company would have paid in premiums for 24 months of continued insurance benefit coverage (life, accident, health and dental).

For Ms. Buck, the foregoing amounts payable under the agreement are to be reduced by the amount of any severance or similar amounts paid or payable under Ms. Buck’s offer letter, as described above.

Under the terms of Mr. O’Connell’s agreement, if Mr. O’Connell’s employment is terminated without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement), in each case, in certain circumstances, during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), he would be entitled to receive the following amounts in a lump sum payment:

•	Three times annual base salary;

•	Three times the greater of the annual accrued incentive plan payment in the year of termination or the target incentive plan payout; and

•	An amount equal to the amount the Company would have paid in premiums for 36 months of continued insurance benefit coverage (life, accident, health and dental).

The foregoing amounts payable under the agreement are to be reduced by the amount of any severance or similar amounts paid or payable under Mr. O’Connell’s offer letter, as described above.

Equity-Related Severance Benefits

In addition, in the event of a termination of Mr. O’Connell’s employment without cause or resignation for good reason, in each case, in certain circumstances within 9 months prior or 18 months following a change of control, all of his outstanding and unvested stock options and RSUs will fully accelerate and become fully exercisable. In addition, if Mr. O’Connell’s employment is terminated as a result of his death or disability or is terminated by us without cause or by him for good reason, the sign-on stock options and RSUs granted to him in 2015 in connection with his commencement of employment with us will vest in full.

For stock options and RSUs granted on or after December 9, 2016 to Messrs. Carson, Kim and Harrington and Ms. Buck, in the event of a termination of employment without cause or resignation for good reason, in each case, in certain circumstances, within 9 months prior or 18 months following a change of control, all of the outstanding and unvested stock options and RSUs held by such individuals will fully accelerate and become fully exercisable upon such termination of employment. For stock options and RSUs granted prior to December 9, 2016 to Mr. Harrington in the event of a change of control, all of the outstanding and unvested stock options and RSUs will fully accelerate and become exercisable upon such change of control.

For PSUs granted on or after December 9, 2016, to Messrs. O’Connell, Carson, Kim and Harrington and Ms. Buck, if a change of control occurs, the Compensation Committee will determine the extent to which the performance criteria has been satisfied, and the number of PSUs that are earned based on such performance criteria as of the change of control. If in connection with the change of control, the earned PSUs are assumed or continued, or a new award is substituted for the earned PSUs, and the named executive officer’s employment is terminated without cause or for good reason (in each case, as defined in the executive’s individual agreement with Waters) within 18 months following the change of control, the earned PSUs will automatically vest in full. If in connection with a change of control, the earned PSUs are not assumed or continued, or a new award is not substituted for the earned PSUs, the earned PSUs will automatically vest in full. If the employment of a named executive officer terminates during the performance period of the PSUs due to his or her death, or with respect to PSUs granted in 2017, his or her retirement, the PSUs will remain eligible to vest based on actual performance and, to the extent vested, will be settled at the end of the performance period or, if earlier on a change of control, prorated for the number of days within the performance period as of the date of termination. Retirement means a termination of employment (other than for cause or at a time when cause exists) at any time the executive as reached age 60 with 10 years of service with the intention of concluding his or her working or professional career. As of December 31, 2018, none of the named executive officer satisfied the age and service conditions under the retirement definition.

Other Terms

For purposes of the Change of Control/Severance Agreements, “change of control” generally refers to the closing of a merger, consolidation, liquidation or reorganization of the Company after

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

which the Company does not represent more than 50% of the resulting entity; the acquisition of more than 50% of the voting stock of the Company; or the sale of substantially all of the Company’s assets.

The Change of Control/Severance Agreements provide that, in the event that a named executive officer is subject to an excise tax under Section 4999 of the Code, he or she will be entitled to the greater of the following amounts, determined on an after-tax basis: (1) all payments that would be payable, without regard to the excise tax imposed under Section 4999 of the Code (the “Transaction Payments”), or (2) the portion of such Transaction Payments that provides the named executive officer with the largest payment possible without the imposition of an excise tax under Section 4999 of the Code.

Potential Post-Termination Payments Table

The following table and footnotes present potential payments to each named executive officer under various circumstances as if the officer’s employment had been terminated on December 31, 2018, the last business day of fiscal 2018, and, as indicated below, if a change of control had also occurred on such date.

Potential Post Termination Payments Table
Name	Termination/ Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Total Value of Post- Termination Payments
Christopher J. O’Connell	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	$1,886,538(a)	$2,358,173(a)	$43,824(a)	$2,026,628	-	-	$6,315,163
	Death	-	-	-	$8,035,361	-	$1,886,311	$9,921,672
	Disability	-	-	-	$2,026,628	-	-	$2,026,628
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$2,829,807(b)	$3,537,259(b)	$65,880(b)	$8,035,361	-	$5,272,768	$19,741,075

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Potential Post Termination Payments Table
Name	Termination/ Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Total Value of Post- Termination Payments
Sherry L. Buck	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	$540,144(a)	$405,108(a)	$21,912(a)	-	-	-	$967,164
	Death	-	-	-	$1,094,504	$266,185	$471,752	$1,832,441
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$1,080,289(b)	$810,216(b)	$43,824(b)	$1,094,504	$266,185	$1,403,745	$4,698,763
Robert G. Carson	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	-	-	-
	Death	-	-	-	-	$248,829	$72,442	$321,271
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$651,538(b)	$423,500(b)	$41,842(b)	-	$248,829	$515,580	$1,881,289

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Potential Post Termination Payments Table
Name	Termination/ Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Total Value of Post- Termination Payments
Michael C. Harrington	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	-	-	-
	Death	-	-	-	$2,272,505	-	$455,590	$2,728,095
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$934,616(b)	$700,962(b)	$31,082(b)	$2,272,505(f)	-	$1,711,999	$5,651,164
Francis S. Kim	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	-	-	-
	Death	-	-	-	$336,587	$243,359	$182,425	$762,371
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$680,376(b)	$442,244(b)	$42,724(b)	$336,587	-	$923,819	$2,425,750

Potential Post-Termination Payments Table

The following table and footnotes present potential payments to each named executive officer under various circumstances as if the officer’s employment had been terminated on December 31, 2018, the last business day of fiscal 2018, and, as indicated below, if a change of control had also occurred on such date.

(a)

Represents two times annual base salary, target annual incentive bonus award and the value of 24 months of benefits continuation for Mr. O’Connell and one times annual base salary, target incentive and the value of 12 months of benefits continuation for Ms. Buck, in each case, determined based on base salary and premium costs, as applicable, as in effect on December 31, 2018.

(b)

Represents three times annual base salary, target annual incentive bonus and the value of 36 months’ of benefits continuation for Mr. O’Connell, and two times annual base salary, target annual incentive bonus

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

and the value of 24 months’ of benefits continuation for each of Messrs. Carson, Harrington, and Kim and Ms. Buck, in each case, determined based on base salary and premium costs, as applicable, as in effect of December 31, 2018.

(c)

Represents the in-the-money value of 100% of the unvested portion of the executive’s stock options upon termination as it relates to Change in Control or Death. For Mr. O’Connell, in the event of an involuntary termination by the Company without cause or by the executive for good reason, represents the in-the-money stock option values for his sign-on awards only. The in-the-money stock option value is calculated by multiplying the number of stock options that would have vested upon such employment termination or change of control, as applicable, by the difference between $188.65, the closing price of our common stock on December 31, 2018, and the applicable per share exercise prices of such stock options.

(d)

Represents 100% of the unvested portion of the executive’s RSUs. The value of RSUs is calculated by multiplying the number of RSUs that would have vested upon such employment termination or change of control, as applicable, by $188.65, the closing price of our common stock on December 31, 2018.

(e)

Represents the value of the unvested PSUs assuming the target number of shares vested and became earned on December 31, 2018. The value of the PSUs is calculated by multiplying the target number of units that would have become earned and vested upon such employment termination by $188.65, the closing price of our common stock on December 31, 2018, prorated for the number of days within the performance period as of December 31, 2018, in the case of a termination due to death. The actual amount that can be earned in respect of PSUs will be dependent on actual performance measured at the end of the performance period.

(f)

Represents the in-the-money value of the stock options granted to Mr. Harrington prior to December 9, 2016. For stock options granted prior to December 9, 2016, in the event of a change of control, all outstanding and unvested stock options would vest in full. The in-the-money value is based on the closing price of our common stock on December 31,2018 ($188.65).

CEO Pay Ratio Disclosure

In accordance with SEC rules, we are required to disclose the ratio of the median of the annual total compensation of all of our employees (other than the Chief Executive Officer) to the annual total compensation of our Chief Executive Officer. Under these rules, the median employee is only required to be identified once every 3 years if there have not been any changes in our employee population or compensation arrangements that we reasonably believe would significantly affect our pay ratio disclosure. There were no significant changes to our workforce or compensation arrangements during 2018. As a result, we reasonably believe that there were no changes that would significantly affect our pay ratio disclosure and, therefore, did not re-identify our median employee.

To identify our median employee in 2017, we first identified our total employee population as of October 1, 2017, which consisted of 6,738 employees, of which 2,736 were located in the United States and 4,002 were located in non-U.S. jurisdictions. As permitted by SEC rules, we then excluded all employees from the following countries (291): Sweden (47); Australia (32); Denmark (31); Austria (28); Malaysia (27); Hong

Kong (21); Hungary (28); Poland (23); Czech Republic (16); Israel (18); Finland (6); Norway (5); Portugal (6); and United Arab Emirates (3). After excluding these employees, our employee population for purposes of identifying the median employee consisted of 6,447 employees, of which 2,736 were located in the United States and 3,711 were located in non-U.S. jurisdictions. To identify the median of the compensation of all of our employees (other than our principal executive officer), we used total cash compensation, including 2016 base salary and actual bonus paid in 2017 in respect of fiscal 2016 performance, with salaries annualized for those permanent employees who did not work for the full year. Reasonable estimates of cash compensation were made for those employees who were hired during 2017 using current base salary and target bonus amounts for 2017 bonuses. Compensation for non-U.S. employees was converted to U.S. dollars based on average fourth quarter foreign currency exchange rates.

Using this same median employee for 2018, to determine our pay ratio for 2018 we calculated the elements of this employee’s compensation for fiscal 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $78,872. With

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2018 Summary Compensation table for Mr. O’Connell in this Proxy Statement above, $8,258,221.

Accordingly, we estimate that the ratio of the annual total compensation of our Chief Executive Officer for 2018 to the median of the annual total compensation of all of our employees for 2018 (other than our Chief Executive Officer) for 2018 was 105-to-1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation

The table below summarizes the compensation for the Company’s non-employee directors in the last fiscal year. Mr. O’Connell did not receive any compensation for his service as a director during 2018. The compensation he received in respect of his employment is included in the Summary Compensation Table above.

Director Compensation Fiscal Year 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)

(a)	(b)	(b)	(c)

Linda Baddour	$24,333	$54,972	$54,981	$134,286

Michael J. Berendt, Ph.D.	$78,000	$109,978	$109,995	$297,973

Edward Conard	$95,000	$109,978	$109,995	$314,973

Laurie H. Glimcher, M.D.	$70,000	$109,978	$109,995	$289,973

Gary E. Hendrickson	$22,833	$54,972	$54,981	$132,786

Christopher A. Kuebler	$87,500	$109,978	$109,995	$307,473

Flemming Ornskov, M.D, M.P.H.	$74,500	$109,978	$109,995	$294,473

JoAnn A. Reed	$100,000	$109,978	$109,995	$319,973

Thomas P. Salice	$116,500	$109,978	$109,995	$336,473

(a)	Reflects Board and committee retainers and meeting fees earned in 2018.

(b)

Messrs. Berendt, Conard, Kuebler, Ornskov and Salice, and Mss. Glimcher and Reed were each granted 562 shares of restricted stock on January 2, 2018, with a grant date fair value of $195.69 per share (which reflects the closing price of the Company’s common stock on the date of grant) and a vesting date of January 3, 2019. In conjunction with appointment to the Board of Directors, Mr. Hendrickson and Ms. Baddour received 292 shares of restricted stock on September 4, 2018 with a grant date fair value of $188.26. Each of these restricted share grants, was outstanding and held by the directors on December 31, 2018.

(c)

Our non-employee directors were each granted 2,692 non-qualified stock options on January 2, 2018, with an exercise price of $195.69 (which was the closing price of the Company’s common stock on the date of grant), and a vesting date of January 2, 2019. The amount set forth in this column reflects the aggregate grant date fair value of non-qualified stock options, computed in accordance with FASB ASC Topic 718, disregarding the effect of estimate forfeitures. The assumptions used to calculate these amounts are

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

disclosed in the footnotes to the Waters Annual Reports on Form 10-K for the fiscal year ended December 31, 2018, which are incorporated herein by reference. In conjunction with appointment to the Board of Directors, Mr. Hendrickson and Ms. Baddour, as non-employee directors, were granted 1,249 non-qualified stock options on September 4, 2018, with an exercise price of $188.26 (which was the closing price of the Company’s common stock on the date of grant), and a vesting date of September 4, 2019. The outstanding stock options held by Messrs. Berendt, Conard, Hendrickson, Kuebler, Ornskov and Salice, and Mss. Baddour, Glimcher and Reed on December 31, 2018, were 37,579, 34,079, 1,249, 22,079, 5,734, 34,079, 1,249, 18,079, and 37,579 options, respectively.

For 2018, cash compensation for the Board of Directors, with the exception of the additional annual retainer for the Lead Director, remained consistent with 2017. Each non-employee Director was paid a retainer of $55,000 for the year, paid in quarterly installments, and a $1,500 fee for each Board and committee meeting attended. After a review of market data as described below, the additional annual retainer for the Lead Director for 2018 was increased from $20,000 to $25,000, resulting in a total annual retainer for the Lead Director of $80,000. The annual retainers for 2018 for the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee were $10,000 and the Audit Committee Chair was $15,000. The annual director equity awards granted on the first business day in January 2018 had a grant date fair value of approximately $220,000 in equity value to directors, with 50% of the value in the form of restricted stock and 50% in the form of non-qualified stock options. The number of non-qualified stock options was determined based on the Black-Scholes value on the date of grant. Both the restricted stock and non-qualified stock option grants to directors have a one-year vesting term. In addition, the restricted stock and non-qualified stock option grant agreements provide for acceleration of any unvested awards upon the death of a director while in service or in the event of a change of control. The per share exercise price of the annual stock option grant was equal to the closing price of the Company’s common stock on the grant date ($195.69 per share).

All directors are also reimbursed for expenses incurred in connection with their attendance at meetings. Directors who are full-time employees of the Company receive no additional compensation or benefits for service on the Board or its committees.

The Compensation Committee utilizes Pearl Meyer to provide advice on the structure of our Director compensation program. Pearl Meyer and the Compensation Committee utilize sources of data consistent with that used for the executive compensation assessment, which include the industry peer group of 17 publicly-traded companies described above in the Compensation Discussion and Analysis. Based on the competitive assessment conducted by Pearl Meyer, cash compensation for directors in 2019 will remain consistent with 2018, with the exception of an increase in the annual retainer for the Compensation Committee Chairman from $10,000 to $12,500. The Company also sponsors the 1996 Non-Employee Director Deferred Compensation Plan, which provides non-employee Directors with the opportunity to defer 100% of retainer, meeting and committee fees. Fees may be deferred in cash or invested in Company common stock units. If a director elects to defer his or her fees in Company common stock units, the amount deferred is converted into common stock units by dividing the amount of fees payable by the average stock price of the Company’s common stock for the fiscal quarter. Fees deferred in cash are credited with an interest rate equal to the lesser of the Prime Rate plus 50 basis points or the maximum rate of interest that may be used without being treated as an “above market” interest rate under the SEC guidelines. In 2018, Messrs., Conard, Hendrickson, Kuebler, Ornskov and Salice elected to defer fees into Company common stock units and Ms. Glimcher elected to defer her fees into cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The table below sets forth certain information regarding beneficial ownership of common stock as of March 20,2019 by each person or entity known to the Company who owns beneficially five percent or more of the common stock, by each named executive officer and Director nominee and all executive officers and Director Nominees as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Common Stock(1)

5% Stockholders

The Vanguard Group, Inc. (2)	7,717,305	10.9%

BlackRock, Inc. (3)	5,577,780	7.9%

Massachusetts Financial Services Company (4)	4,920,469	7.0%

The Bank of New York Mellon Corporation (5)	4,413,309	6.2%

Executive Officers and Directors

Christopher J. O’Connell (6)	199,654	*

Sherry L. Buck (6)	17,316	*

Robert G. Carson	1,174	*

Michael C. Harrington (6)	36,261	*

Francis S. Kim (6)	5,464	*

Linda Baddour	891	*

Michael J. Berendt, Ph.D. (6)	55,589	*

Edward Conard (6)(8)	98,589	*

Laurie H. Glimcher, M.D.(6)	23,879	*

Gary E. Hendrickson	891	*

Christopher A. Kuebler (6)(8)	37,589	*

Flemming Ornskov, M.D., M.P.H. (6)(8)	7,489	*

JoAnn A. Reed (6)	55,402	*

Thomas P. Salice (6)(7)(8)	130,687	*

All Directors and Executive Officers as a group (18 persons)	805,113	*

*	Represents less than 1% of the total number of the issued and outstanding shares of common stock.

(1)

Figures are based upon 70,757,377 of common stock outstanding as of March 20, 2019. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of common stock held by such stockholder or group which are exercisable within 60 days of March 20, 2019. The Directors and Executive Officers included in the group are those who were serving such roles on March 20, 2019.

(2)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by The Vanguard Group, Inc. based on information set forth in Schedule 13G filed with the SEC on February 11, 2019. The Schedule 13G indicates that the Vanguard Group, Inc. was the beneficial owner with sole dispositive power as to 7,608,897 shares, shared dispositive power as to the 108,408 shares, sole voting power as to 92,804 shares and shared voting power as to 17,227 of the shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by BlackRock, Inc. based on information set forth in Schedule 13G filed with the SEC on February 6, 2019. The Schedule 13G indicates that Blackrock, Inc. was the beneficial owner with sole dispositive power as to 5,577,780 shares, with shared dispositive power as to none of the shares, with sole voting power as to 4,872,056 shares and shared voting power as to none of the shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by Massachusetts Financial Services Company (“MFS”) based on information set forth in Schedule 13G filed with the SEC on February 13, 2019. The Schedule 13G indicates that MFS was the beneficial owner with sole dispositive power as to 4,920,469 shares, with shared dispositive power as to none of the shares, with sole voting power as to 4,211,444 shares and shared voting power as to none of the shares. The address of MFS is 111 Huntington Ave, Boston, MA 02199.

(5)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by The Bank of New York Mellon Corporation based on information set forth in Schedule 13G filed with the SEC on February 4, 2019. The Schedule 13G indicates that (i) The Bank of New York Mellon Corporation was the beneficial owner with sole dispositive power as to 3,528,688 shares, with shared dispositive power as to 884,618 shares, with sole voting power as to 3,689,272 shares and shared voting power as to 235 shares; (ii) BNY Mellon IHC, LLC was the beneficial owner with sole dispositive power as to 3,189,365 shares, with shared dispositive power as to 861,467 shares, with sole voting power as to 3,279,879 shares and shared voting power as none of the shares; and (iii) MBC Investments Corporation was the beneficial owner with sole dispositive power as to 3,189,365 shares, with shared dispositive power as to 861,467 shares, with sole voting power as to 3,279,879 shares and shared voting power as to none of the shares. The address of The Bank of New York Mellon Corporation, BNY Mellon IHC, LLC and MBC Investments Corporation is 240 Greenwich Street, New York, New York 10286.

(6)

Includes share amounts which the named individuals have the right to acquire through the exercise of options which are exercisable within 60 days of March 20, 2019 as follows: Mr. O’Connell 180,338, Ms. Buck 15,656, Mr. Harrington 36,261, Mr. Kim 3,299, Dr. Berendt 34,079, Mr. Conard 34,079, Dr. Glimcher 18,079, Mr. Kuebler 22,079, Dr. Ornskov 5,734, Ms. Reed 34,079 and Mr. Salice 32,079.

(7)

Includes 3,000 shares held in Mr. Salice’s Individual Retirement Account, 7,950 shares held by a charitable trust over which Mr. Salice shares voting and investment power with his spouse as trustees and 69,648 shares held by an LLC over which Mr. Salice has voting and investment power. Mr. Salice disclaims beneficial ownership of the shares held by the charitable trust and of the shares held by the LLC, except to the extent of his pecuniary interest in the LLC.

(8)

Excludes deferred compensation in the form of phantom stock, receipt of which may be, at the election of the Director, on a specified date at least six months in the future or upon his or her cessation of service as a Director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Federal securities laws require the Company’s Directors, executive officers, and persons who own more than 10% of the common stock of Waters to file with the SEC, the New York Stock Exchange and the Secretary of the Company initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock.

To the Company’s knowledge, based solely on review of the copies of such reports and written representations furnished to the Company that no other reports were required, none of the Company’s executive officers, Directors and greater-than-ten-percent beneficial owners failed to file any such report required by Section 16 of the Exchange Act on a timely basis during the fiscal year ended December 31, 2018.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Proposals of stockholders to be presented at the 2020 Annual Meeting of Stockholders anticipated to be scheduled on or about May 9, 2020 must be received by the Secretary of the Company at 34 Maple Street, Milford, Massachusetts 01757 as follows: Proposals that are submitted pursuant to Rule 14a-8 under the Exchange Act, and are to be considered for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting, must be submitted in writing and received by no later than 11:59 p.m., local time, on December 6, 2019. In addition, a stockholder may bring before the 2020 Annual Meeting (other than a proposal), or may submit nominations for a director, if the stockholder complies with Section 10 (for nominees of directors) and Section 11 (for business to be transacted) of the company’s bylaws, as applicable, by:

•	providing written notice to the Secretary of the Company at the address above between Febru-
ary 9, 2020 and March 10, 2020 (subject to adjustment as described in the bylaws), and

•	supplying the additional information as required in Sections 10 and 11 of the bylaws, as applicable.

If a stockholder wishes to nominate a candidate for election to the Board at the 2019 Annual Meeting of Stockholders, and is eligible and elects to have such candidate included in the proxy materials for such meeting pursuant to our proxy access bylaw, such nomination must be submitted to the Secretary of the Company between October 30, 2018 and November 29, 2018 and must include the information set forth in Article I, Section 13(f) of our bylaws.

STOCKHOLDERS SHARING AN ADDRESS

Only one copy of our Annual Report, Proxy Statement or Notice is being delivered to multiple security holders sharing an address, unless we have received instructions to the contrary from one or more of the stockholders.

We will undertake to deliver promptly upon written or oral request a separate copy our Annual Report, the Proxy Statement or Notice to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of our Annual Report, Proxy Statement or Notice, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one in the future, you may write to the Vice President of Investor Relations at our principal executive offices at 34 Maple Street, Milford, Massachusetts 01757 or call the Vice President of Investor Relations of Waters at (508) 482-2314.

ANNUAL MEETING OF WATERS CORPORATION

Date:	Tuesday, May 14, 2019
Time:	9:00 A.M. (Eastern Time)
Place:	34 Maple Street, Milford, Massachusetts 01757

Please make your marks like this:    ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1 through 3.

1:	To elect the ten directors specifically named in the proxy statement to serve for a term of one year and until their successors are elected.

		For	Against	Abstain

	Linda Baddour	☐	☐	☐

	Michael J. Berendt, Ph.D.	☐	☐	☐

	Edward Conard	☐	☐	☐

	Laurie H. Glimcher, M.D.	☐	☐	☐

	Gary E. Hendrickson	☐	☐	☐

	Christopher A. Kuebler	☐	☐	☐

	Christopher J. O’Connell	☐	☐	☐

	Flemming Ornskov, M.D., M.P.H	☐	☐	☐

	JoAnn A. Reed	☐	☐	☐

	Thomas P. Salice	☐	☐	☐

		For	Against	Abstain

2:	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.	☐	☐	☐

		For	Against	Abstain

3:	To approve, by non-binding vote, named executive officer compensation.	☐	☐	☐

4:	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Waters Corporation

to be held on Tuesday, May 14, 2019

for Holders as of March 20, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/WAT	866-307-0858

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.vm
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Christopher J. O’Connell and Mark T. Beaudouin, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Waters Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, May 9, 2019.

PROXY TABULATOR FOR WATERS CORPORATION c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903